SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                          -----------------------

                                 FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): October 12, 1999


                              KIRBY CORPORATION
---------------------------------------------------------------------------

           (Exact name of registrant as specified in its charter)


           Nevada                       1-7615               74-1884980
---------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)    (IRS Employer
      of incorporation)                                 Identification No.)


1775 St. James Place, Suite 200, Houston, Texas              77056-3453
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   (Address of principal executive offices)                  (Zip Code)



     Registrant's telephone number, including area code: (713) 435-1000

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

       On October 12, 1999, Kirby Corporation ("Kirby") completed the acquisition of Hollywood Marine, Inc. ("Hollywood"), by means of a merger of Hollywood into Kirby Inland Marine, Inc. ("KIM"), a wholly owned subsidiary of Kirby. Pursuant to the Agreement and Plan of Merger, Kirby acquired Hollywood for an aggregate consideration of $322,200,000 consisting of $89,600,000 in common stock (4,384,000 shares at $20.44 per share), $128,700,000 in cash, and the assumption of $103,900,000 of Hollywood's existing debt and certain other liabilities. The aggregate purchase price is subject to post-closing adjustments. Hollywood was owned by C. Berdon Lawrence and certain trusts for members of his family.

      Financing for the cash portion of the transaction and the repayment of Hollywood's existing debt was through the Company's existing $100,000,000 undrawn bank revolving credit agreement with Chase Bank of Texas, N.A. as agent bank and through a new $200,000,000 credit facility with Chase Bank of Texas, N.A. as administrative agent; Bank of America, N.A. as syndication agent bank; and Bank One, Texas N.A. as documentation agent.

      Hollywood, located in Houston, Texas, is engaged in the inland tank barge transportation of chemicals and petrochemicals, refined petroleum products, black oil and pressurized products primarily along the Gulf Intracoastal Waterway, the Houston Ship Channel and the lower Mississippi River. Hollywood operates a fleet of 256 inland tank barges, with 4.6 million barrels of capacity, and 104 inland towboats. Kirby intends to continue to use the assets of Hollywood in the same business that Hollywood conducted prior to the merger.

      The purchase price was determined through arm's-length negotiations between representatives of Kirby and Hollywood and was based on an evaluation of the fair market value of the inland transportation equipment in the current industry environment. Prior to the negotiations, there existed no material relationships between Hollywood and Kirby or any of Kirby's subsidiaries, or any of its affiliates, any officer, or director of Kirby, or any associate of any officer or director of Kirby.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                              Kirby Corporation
                              (Registrant)

                              By:  /s/ G. Stephen Holcomb
                                   -----------------------------------
                                   G. Stephen Holcomb
                                   Vice President and Controller

Dated October 14, 1999

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired:

          1.   Independent Auditors' Report.
          2. Consolidated Balance Sheets as of December 31, 1997 and 1998 and June 30, 1999 (Unaudited).
          3. Consolidated Statements of Operations for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1998 and 1999 (Unaudited).
          4. Consolidated Statements of Stockholder's Equity for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1999 (Unaudited).
          5. Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1998 and 1999 (Unaudited).
          6. Notes to Consolidated Financial Statements for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1998 and 1999 (Unaudited).

     (b)  Pro Forma Financial Information:

          1. Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1999.
          2. Unaudited Pro Forma Condensed Combined Statement of Earnings for the year ended December 31, 1998.
          3. Unaudited Pro Forma Condensed Combined Statement of Earnings for the six months ended June 30, 1999.
          4.   Notes  to  Unaudited  Pro Forma Condensed  Combined  Financial
               Statements.

     (c)  Exhibits:

          2.1 Agreement and Plan of Merger, dated as of July 28, 1999, by and among Kirby Corporation, Kirby Inland Marine, Inc., Hollywood Marine, Inc., C. Berdon Lawrence, and Robert B. Egan and Eddy J. Rogers, Jr., as Co-Trustees under certain Berdon Lawrence Trusts (incorporated by reference to Exhibit 2.1 of Registrant's Current Report on Form 8-K dated July 30, 1999.)
          10.1 Credit Agreement, dated as of October 12, 1999, among Kirby Corporation, the Banks named therein, Chase Bank of Texas, National Association as Administrative Agent, Bank of America, N.A. as Syndication Agent, and Bank One, Texas, N.A. as Documentation Agent.
          23.1 Consent of KPMG LLP

ITEM 7    FINANCIAL STATEMENTS AND EXHIBITS

   (a)    Financial Statements of Business Acquired

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

                      Consolidated Financial Statements

                         December 31, 1997 and 1998
                              and June 30, 1999

                         (With Independent Auditors'
                               Report Thereon)
                 and six months ended June 30, 1999 and 1998

                             [KPMG LETTERHEAD]


                        Independent Auditors' Report


The Board of Directors
Hollywood Marine, Inc.:


We have audited the accompanying consolidated balance sheets of Hollywood Marine, Inc. and affiliated entities as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the years in the three-year period ended
December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hollywood Marine, Inc. and affiliated entities as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.

As discussed in note 1(j) in the notes to the consolidated financial statements, the Company changed its method of accounting for internally developed software costs in 1998.

KPMG LLP

Houston, Texas
March 15, 1999

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

                         Consolidated Balance Sheets

                         December 31, 1997, and 1998
                              and June 30, 1999

                                                      December 31,
                                                -------------------------    June 30,
            Assets                                  1997         1998          1999
                                                ------------  -----------  ------------
                                                                            (unaudited)
Current assets:
  Cash and cash equivalents                     $     71,457      136,956       88,811
  Accounts receivable, trade                      18,577,758   19,693,050   19,469,881
  Other receivables                                  942,349      685,329      648,839
  Prepaid expenses and other current assets        1,918,229    2,062,037    2,488,826
                                                 -----------  -----------  -----------

        Total current assets                      21,509,793   22,577,372   22,696,357

Property and equipment, at cost:
  Land                                             5,657,681    5,926,715    5,988,194
  Buildings and improvements                       4,858,401    6,978,171    8,749,528
  Marine equipment                               213,535,178  222,899,570  227,565,307
  Furniture, automobiles and other equipment       9,512,028   11,963,443   12,449,704
                                                 -----------  -----------  -----------

                                                 233,563,288  247,767,899  254,752,733
  Less accumulated depreciation                  120,803,787  129,034,399  133,358,014
                                                 -----------  -----------  -----------

        Property and equipment, net              112,759,501  118,733,500  121,394,719

Other assets, net                                  3,380,847    4,250,401    3,841,319
                                                 -----------  -----------  -----------

        Total assets                            $137,650,141  145,561,273  147,932,395
                                                 ===========  ===========  ===========

                                                                    (Continued)

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

                         Consolidated Balance Sheets

                         December 31, 1997, and 1998
                              and June 30, 1999

                                                           December 31,
                                                     -------------------------    June 30,
 Liabilities and Stockholder's Equity                     1997         1998         1999
                                                     ------------  -----------  -----------
                                                                                 (unaudited)
Current liabilities:
  Current installments of long-term debt             $  5,969,531    5,673,332    5,533,687
  Accounts payable, trade                              14,483,959   14,495,725   10,594,696
  Accrued expenses                                      3,244,639    5,341,396    4,897,868
                                                      -----------  -----------  -----------

        Total current liabilities                      23,698,129   25,510,453   21,026,251

Long-term debt, less current installments              78,195,181   86,855,650   91,923,452

Other long-term liabilities                             8,552,236    7,096,357    5,901,199

Deferred state income taxes                             1,406,978    1,262,905    1,308,909

Minority interests in consolidated entities             5,561,716    3,844,289    3,155,144

Commitments and contingencies

Stockholder's equity:
  Common stock, $.10 par value; 116,667 shares
    issued and 83,334 outstanding in 1997
    and 1998                                               11,667       11,667       11,667
  Additional paid-in capital                              359,768      359,768      359,768
  Retained earnings                                    43,421,682   44,177,400   47,803,221
                                                      -----------  -----------  -----------

                                                       43,793,117   44,548,835   48,174,656
  Less 33,333 shares held in treasury, at cost         23,557,216   23,557,216   23,557,216
                                                      -----------  -----------  -----------

        Total stockholder's equity                     20,235,901   20,991,619   24,617,440
                                                      -----------  -----------  -----------

        Total liabilities and stockholder's equity   $137,650,141  145,561,273  147,932,395
                                                      ===========  ===========  ===========

See accompanying notes to consolidated financial statements.

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

                    Consolidated Statements of Operations

                Years ended December 31, 1996, 1997 and 1998
                 and six months ended June 30, 1999 and 1998

                                             Year ended December 31,           Six months ended June 30,
                                    -----------------------------------------  -------------------------
                                        1996           1997          1998          1998         1999
                                    -------------  ------------  ------------  -----------  ------------
                                                                                      (Unaudited)
Revenues                            $134,988,257   157,461,653   167,952,987   83,074,701    81,667,315
Cost of sales                        104,031,977   122,305,552   133,536,122   64,387,528    64,039,522
                                     -----------   -----------   -----------   ----------    ----------

    Gross profit                      30,956,280    35,156,101    34,416,865   18,687,173    17,627,793

General and administrative expenses   17,715,262    17,785,852    19,795,462    9,547,755     9,305,513
                                     -----------   -----------   -----------   ----------    ----------

    Operating earnings                13,241,018    17,370,249    14,621,403    9,139,418     8,322,280
                                     -----------   -----------   -----------   ----------    ----------

Other income (expense)
 Interest expense                     (7,223,870)   (7,951,302)   (7,875,372)  (3,929,989)   (4,101,171)
 Gain on disposal of assets, net          87,446     2,213,731        43,856        7,637        25,888
 Other                                    44,535           789          (549)      28,291        20,646
                                     -----------   -----------   -----------   ----------    ----------

                                      (7,091,889)   (5,736,782)   (7,832,065)  (3,894,061)   (4,054,637)
                                     -----------   -----------   -----------   ----------    ----------

    Earnings before minority
     interests and income taxes        6,149,129    11,633,467     6,789,338    5,245,357     4,267,643

Minority interests in earnings of
 consolidated entities                   623,507     1,502,547     1,275,737      705,342        21,730
                                     -----------   -----------   -----------   ----------    ----------

      Earnings before income taxes     5,525,622    10,130,920     5,513,601    4,540,015     4,245,913
                                     -----------   -----------   -----------   ----------    ----------

Income tax expense (benefit):
 Federal                                  19,148             -             -            -         2,333
 Current state                           114,250       138,815        55,681       62,726       127,910
 Deferred state                          (26,107)      288,060      (144,073)     (39,325)       46,004
                                     -----------   -----------   -----------   ----------    ----------

                                         107,291       426,875       (88,392)      23,401       176,247
                                     -----------   -----------   -----------   ----------    ----------

      Net earnings                  $  5,418,331     9,704,045     5,601,993    4,516,614     4,069,666
                                     ===========   ===========   ===========   ==========    ==========

See accompanying notes to consolidated financial statements.

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

               Consolidated Statements of Stockholder's Equity

                Years ended December 31, 1996, 1997 and 1998
                 and six months ended June 30, 1999 and 1998

                                Common stock      Additional                                Total
                              ------------------   paid-in     Retained     Treasury    stockholder's
                               Shares    Amount    capital     earnings       stock        equity
                              --------  --------  ----------  -----------  -----------  -------------

Balance, December 31, 1995    100,343   $11,667   359,768     40,051,685   10,412,941    30,010,179

Net earnings                        -         -         -      5,418,331            -     5,418,331

Dividends                           -         -         -     (9,165,854)           -    (9,165,854)

Advance to stockholder, net         -         -         -              -     (866,522)      866,522

Treasury stock acquired due
 to exercise of put           (17,009)        -         -              -   14,010,797   (14,010,797)
                             --------    ------   -------     ----------   ----------   -----------

Balance, December 31, 1996     83,334    11,667   359,768     36,304,162   23,557,216    13,118,381

Net earnings                        -         -         -      9,704,045            -     9,704,045

Dividends                           -         -         -     (2,586,525)           -    (2,586,525)
                              -------    ------   -------     ----------   ----------   -----------

Balance, December 31, 1997     83,334    11,667   359,768     43,421,682   23,557,216    20,235,901

Net earnings                        -         -         -      5,601,993            -     5,601,993

Dividends                           -         -         -     (4,846,275)           -    (4,846,275)
                              -------    ------   -------     ----------   ----------   -----------

Balance, December 31, 1998     83,334    11,667   359,768     44,177,400   23,557,216    20,991,619

Net earnings (unaudited)            -         -         -      4,069,666            -     4,069,666

Dividends (unaudited)               -         -         -       (443,845)           -      (443,845)
                              -------    ------   -------     ----------   ----------   -----------

Balance, June 30, 1999
 (unaudited)                   83,334   $11,667   359,768     47,803,221   23,557,216    24,617,440
                              =======    ======   =======     ==========   ==========   ===========

See accompanying notes to consolidated financial statements.

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

                    Consolidated Statements of Cash Flows

                Years ended December 31, 1996, 1997 and 1998
                 and six months ended June 30, 1999 and 1998

                                                       Year ended December 31,               Six months ended June 30,
                                                  -----------------------------------------  -------------------------
                                                     1996           1997          1998          1998         1999
                                                  -------------  ------------  ------------  -----------  ------------
                                                                                                    (unaudited)
Net earnings                                      $  5,418,331     9,704,045     5,601,993    4,516,614     4,069,666
Adjustments to reconcile net earnings to net
 cash provided by operating activities:
  Depreciation and amortization                     12,229,311    12,683,202    13,117,190    6,427,976     6,651,276
  Minority interests in earnings                       623,507     1,502,547     1,275,737      671,342        21,730
  Deferred income taxes                                (26,107)      288,060      (144,073)     (39,325)       46,004
  Gain on disposal of assets, net                      (87,446)   (2,213,731)      (43,856)      (7,639)      (25,888)
  Decrease (increase) in assets:
    Accounts receivable, trade                         402,997    (2,713,437)   (1,115,292)  (3,150,759)      223,169
    Other receivables                                   45,628      (296,521)      257,020      441,727        36,490
    Equipment inventory                                (99,606)     (125,188)     (361,955)    (155,249)     (109,700)
    Prepaid expenses and other current assets           86,665       (73,423)      218,147     (107,855)     (317,089)
  Increase (decrease) in liabilities:
    Accounts payable, trade                         (1,646,192)    5,013,161        11,766   (1,923,984)   (4,261,729)
    Accrued expenses                                   (66,210)   (1,267,576)    2,096,757    1,864,118       (81,328)
    Other deferred credits                           1,455,286      (366,404)   (1,974,879)    (479,626)   (1,195,158)
                                                   -----------    ----------   -----------   ----------    ----------

      Net cash provided by operating activities     18,336,164    22,134,735    18,938,555    8,057,340     5,057,443
                                                   -----------    ----------   -----------   ----------    ----------

                                                                     (Continued)

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

                    Consolidated Statements of Cash Flows

                Years ended December 31, 1996, 1997 and 1998
                 and six months ended June 30, 1999 and 1998

                                                              Year ended December 31,         Six months ended June 30,
                                                  -----------------------------------------  -------------------------
                                                      1996           1997          1998          1998          1999
                                                  ------------   ------------  ------------  -----------   -----------
Cash flows from (used in) investing activities:
  Purchases of property and equipment               (8,246,487)  (17,566,843)  (19,071,579)  (9,718,388)   (9,540,760)
  Proceeds from sales of property and equipment        173,327       459,570       105,280       24,767       299,295
  Proceeds from sales of investments                         -     2,240,979             -            -             -
  Net decrease (increase) in other assets             (816,084)      405,395      (431,588)     644,380       362,440
                                                   -----------   -----------   -----------   ----------    ----------

      Net cash used in investing activities         (8,889,244)  (14,460,899)  (19,397,887)  (9,049,241)   (8,879,025)
                                                   -----------   -----------   -----------   ----------    ----------
Cash flows from (used in) financing activities:
  Net increase in revolving lines of credit          1,250,000     2,475,000     4,300,000   10,250,000     3,850,000
  Proceeds from long-term debt                      30,000,000             -    10,000,000            -     3,900,000
  Repayments of long-term debt                     (16,168,546)   (6,124,527)   (5,935,730)  (3,510,805)   (2,821,843)
  Return of investment to minority interests        (2,258,209)   (1,437,237)   (2,993,164)  (1,865,635)     (710,875)
  Dividends paid                                    (9,165,854)   (2,586,525)   (4,846,275)  (3,881,665)     (443,845)
  Repurchase of stock subject to put               (14,010,797)            -             -            -             -
  Advance to stockholder, net                          866,522             -             -            -             -
                                                   -----------    ----------    ----------   ----------    ----------

      Net cash provided by (used in)
        financing activities                        (9,486,884)   (7,673,289)      524,831      991,895     3,773,437
                                                   -----------    ----------    ----------   ----------    ----------

Net increase in cash and cash equivalents              (39,964)          547        65,499           (6)      (48,145)

Cash and cash equivalents, beginning of year           110,874        70,910        71,457       71,457       136,956
                                                   -----------    ----------     ---------   ----------    ----------

Cash and cash equivalents, end of year            $     70,910        71,457       136,956       71,451        88,811
                                                   ===========    ==========      ========   ==========    ==========

See supplemental cash flow information in note 12.

See accompanying notes to consolidated financial statements.

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

                 Notes to Consolidated Financial Statements

                         December 31, 1997 and 1998
                              and June 30, 1999


(1)  Summary of Significant Accounting Policies and Business Activity

     (a)  PRINCIPLES OF CONSOLIDATION

          The consolidated financial statements include the accounts of Hollywood Marine, Inc., Hollywood Acquisition Company, a wholly owned subsidiary, and affiliated limited partnerships (the Company), all of which provide marine transportation services in the Gulf Coast area to customers in the refining, chemical and petrochemical industries. The affiliated limited partnerships (the affiliated entities) over which the Company has effective control and whose activities are an integral part of the operations of the Company have been consolidated. All significant intercompany balances and transactions have been eliminated in consolidation.

     (b)  MINORITY INTERESTS

          Hollywood Marine, Inc. has a majority interest in and is the general partner for the affiliated entities. In situations where losses applicable to the minority interest in the affiliated entities exceed the limited partners' equity capital, such excess and any further loss attributable to the minority interest is charged against the Company's interest in the affiliated entities. If future earnings materialize in the respective affiliated entities, the Company's interest would be credited to the extent of such losses previously absorbed.

     (c)  VALUATION OF INVESTMENTS

          Investments in debt and equity securities are stated at quoted market value. Unrealized gains and losses on investments that are available for sale are recorded as a separate component of equity and reported as an element of other comprehensive income. The Company adopted Statement of Financial Accounting Standards No. 130 in 1998 which establishes standards for reporting and display of other comprehensive income and its components in a full set of financial statements. The adoption had no effect on the financial statements. Realized gains and losses are recognized as incurred. Certificates of deposit are valued based on yields currently available on comparable interests. Purchases and sales of securities are recorded on a trade date basis.

                                                                  (Continued)

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

                 Notes to Consolidated Financial Statements

                         December 31, 1997 and 1998
                              and June 30, 1999


     (d)  CASH EQUIVALENTS

          Cash equivalents consist of short-term, highly liquid investments, primarily Treasury bills, with an original maturity of three months or less.

     (e)  CONCENTRATIONS OF CREDIT RISK

          Financial instruments which potentially subject the Company to concentrations of credit risk are primarily trade accounts receivables. The Company's marine transportation customers include the major oil refiners and petrochemical companies. Credit risk with respect to these trade receivables is generally considered minimal because of the credit history of such companies as well as the Company having procedures in effect to monitor the credit worthiness of customers.

     (f)  FAIR VALUE OF FINANCIAL INSTRUMENTS

          Cash, accounts receivable, accounts payable and accrued liabilities approximate fair value due to the short-term maturity of these financial instruments. The fair value of the Company's debt instruments and interest rate swaps are more fully described in note 3, long-term debt.

     (g)  PROPERTY AND EQUIPMENT

          The Company computes depreciation of property and equipment using the straight-line method over the following estimated useful lives or periods:

               Buildings and improvements              7-32 years
               Marine equipment                        5-25 years
               Furniture                                3-5 years
               Automobiles and other equipment         3-10 years

                                                                  (Continued)

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

                 Notes to Consolidated Financial Statements

                         December 31, 1997 and 1998
                              and June 30, 1999


          The Company capitalizes expenditures which extend the useful life, increase the capacity or improve the capability of the marine equipment. All other maintenance and repair costs are expensed. During 1996, 1997 and 1998, the Company capitalized approximately $3,316,000, $2,295,000 and $6,632,000, respectively, for these expenditures. Marine equipment is evaluated for impairment when economic circumstances indicate that the carrying value of a certain type of vessel may not be recoverable. Marine equipment included approximately $526,000 and $1,858,000 related to barges and boats under construction at December 31, 1997 and 1998, respectively.

     (h)  INCOME TAXES

          In 1991, the Company's corporate tax status changed to S Corporation. As a result, the Company's earnings and losses are taxable or deductible, under federal income tax law, to the individual stockholders of the Company. For state tax purposes, however, certain states do not recognize the tax status granted to the S Corporation under the federal tax law. Accordingly, to the extent that the basis of assets and liabilities differs for financial and tax purposes, the Company records a provision for deferred state income taxes. The Company calculates deferred state income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The impact of a change in state income tax rates is recognized in the year of enactment.

     (i)  REVENUE

          The Company uses a voyage accounting method of revenue recognition which allocates voyage revenue and expense between periods based on the percent of the voyage completed during the period.

     (j)  INTERNALLY DEVELOPED COMPUTER SOFTWARE

          Effective January 1, 1998, the Company adopted AICPA Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which specifies capitalization requirements for internal use software. During 1998, approximately $990,000 of internal use software was capitalized. Such amounts prior to 1998 were previously expensed as incurred.

                                                                  (Continued)

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

                 Notes to Consolidated Financial Statements

                         December 31, 1997 and 1998
                              and June 30, 1999


     (k)  USE OF ESTIMATES

          Preparation of financial statements in conformity with generally accepted accounting principles requires the use of a number of assumptions and estimates by management. Actual results could differ from these estimates.

     (l)  INTERIM FINANCIAL STATEMENTS

          The accompanying unaudited financial statements reflect all adjustments, which are, in the opinion of management, of a normal and recurring nature and necessary for a fair presentation of the interim financial position, results of operations and cash flows, as of and for the six months ended June 30, 1999 and 1998. The results of operations for the six-month interim periods are not necessarily indicative of results of operations for the entire year.

     (m)  EARNINGS PER SHARE

          Earnings per share information is not provided because it is not a meaningful presentation for the intended purpose of these financial statements.

     (n)  ADOPTION OF NEW ACCOUNTING STANDARDS

          The FASB issued SFAS No. 130, "Reporting Comprehensive Income" (SFAS No. 130) in June 1997, which establishes standards for reporting and display of comprehensive income and its components in a full set of financial statements. Comprehensive income includes all changes in a company's equity, except those resulting from investments by owners and distributions to owners, including among other things, foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Effective January 1, 1998, the Company adopted SFAS No. 130 which had no impact on the 1998 financial statement.

                                                                  (Continued)

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

                 Notes to Consolidated Financial Statements

                         December 31, 1997 and 1998
                              and June 30, 1999


          The FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131), in June 1997, which establishes standards for reporting information about operating segments in annual financial statements and requires that enterprises report selected information about operating segments in interim reports issued to shareholders. Effective December 31, 1998, the Company adopted SFAS No. 131. The Company operates in only one segment - the marine transportation business.

          The FASB issued SFAS No. 132, "Employees' Disclosures about Pension and Other Postretirement Benefits" (SFAS No. 132) in February 1998, which revised employer's disclosures about pension and other postretirement benefit plans. SFAS No. 132 did not change the
          measurement   or  recognition  of  those  plans.    The   statement
          standardized  the  disclosure requirements for  pension  and  other
          postretirement  benefits  to  the  extent  practicable,   requiring
          additional information on changes in the benefit obligations and fair value of plan assets that will facilitate financial analysis and eliminate certain disclosures. Effective December 31, 1998, the Company adopted SFAS No. 132, restating all previously reported benefit plan disclosures to conform with the new disclosure requirements.

(2)  INVESTMENTS

     Included in gain on disposal of assets are realized gains on investments totaling $1,989,000 in 1997. All marketable securities were sold during 1997.

                                                                  (Continued)

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

                 Notes to Consolidated Financial Statements

                         December 31, 1997 and 1998
                              and June 30, 1999


(3)  LONG-TERM DEBT

     A summary of long-term debt at December 31, 1997 and 1998 follows:

                                                                  1997        1998
                                                              -----------  ----------
     Notes payable collateralized by certain marine
       equipment:
         Installment note payable to bank, due 2001,
           with interest at LIBOR + 1.125%                    $ 8,833,331   8,166,663
         Installment notes payable to banks, due
           through 2003, with interest at rates of
           LIBOR + 1.50% to LIBOR + 1.75%                      25,647,688  32,246,096
         Various notes payable to financial
           institutions, due through 2005, with
           interest at varying rates of 10.05% to
           10.50%                                               5,233,693   3,366,223
         Revolving lines of credit with banks,
           limitation of $22,500,000, interest
           payable quarterly at LIBOR + 1.50%,
           payment due in 1999 and 2000                         8,000,000  18,500,000
         Revolving line of credit with a bank,
           limitation of $11,000,000, interest
           payable quarterly at prime or
           LIBOR + 1.50%, due April 2000;
           collateralized by certain accounts receivable        6,450,000     250,000
                                                               ----------  ----------
                                                               54,164,712  62,528,982
         Subordinated notes payable to financial
           institutions, due 1/3 in 2001 with the
           balance due in 2003, with interest at 10.77%        30,000,000  30,000,000
                                                               ----------  ----------

                      Total long-term debt                     84,164,712  92,528,982

         Less current installments of long-term debt            5,969,531   5,673,332
                                                               ----------  ----------

                      Long-term debt, excluding current
                       installments                           $78,195,181  86,855,650
                                                               ==========  ==========

                                                                    (Continued)

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

                 Notes to Consolidated Financial Statements

                         December 31, 1997 and 1998
                              and June 30, 1999


     Substantially all of the Company's marine equipment and receivables were pledged as collateral as of December 31, 1998. The prime rate was 7.75% and LIBOR was 4.94% at December 31, 1998. The Company believes the carrying amount of long-term debt approximates fair value at December 31, 1998. The Company's debt agreements contain certain restrictive covenants. At December 31, 1998, the Company's subordinated notes payable restrict the Company's ability to incur new indebtedness until certain financial thresholds are met.

     During 1995, the Company entered into an interest rate swap to fix the interest rate on some of its floating rate debt. The agreement provides that, rather than using a ninety day LIBOR rate base in calculating the interest rate, a fixed rate base of 7.08% will be used on $20,000,000 of floating rate debt for three years. A second layer of $20,000,000 will use a fixed rate base of 7.28% for five years. At December 31, 1998, based on the quoted market price as provided by the financial institution which is the counterparty to the swap, the Company could purchase a swap that would cancel the effects of the existing swap for $540,705.

     The aggregate payments due on long-term debt in each of the next five years are as follows:

                         Year ending
                         December 31,                    Amount
                         ------------                  -----------
                             1999                      $ 5,673,332
                             2000                       23,710,678
                             2001                       29,447,536
                             2002                        6,084,283
                             2003                       26,798,043
                         Thereafter                        815,110
                                                        ----------
                                                       $92,528,982
                                                        ==========

     Debt payments scheduled for 1999 have been excluded from current maturities as the Company has the intent and ability to refinance these amounts under existing lines of credit on a long term basis.

(4)  INCOME TAXES

     Although the Company's corporate tax status changed to S Corporation in 1991, the Company remains subject to federal income taxes on "built-in gains" as a result of the change in tax status. The Company recognized no built-in gains taxes in 1997 or 1998. Management believes future taxes on built-in gains, if any, will not be material to the consolidated financial statements of the Company.

                                                                  (Continued)

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

                 Notes to Consolidated Financial Statements

                         December 31, 1997 and 1998
                              and June 30, 1999


     The tax effects of the principal temporary differences that give rise to deferred tax assets and liabilities at December 31, 1997 and 1998 are approximately as follows:

                                                              1997        1998
                                                           ----------   ---------
          Deferred state income tax assets:
            Financial statement deferred compensation
              accruals                                     $  134,000     105,000
            Financial statement insurance accruals            249,000     144,000
            Difference between book and tax basis of
              minority interest                               120,000      86,000
            Other                                              10,000       3,000
                                                            ---------   ---------
                                                              513,000     338,000
                                                            ---------   ---------

          Deferred state income tax liabilities -
            depreciation                                    1,920,000   1,601,000
                                                            ---------   ---------
                                                           $1,407,000   1,263,000
                                                            =========   =========

     Management believes it is more likely than not that sufficient taxable income will be generated in future years to fully utilize the deductible temporary differences comprising deferred tax assets at December 31, 1998 and, accordingly, has not recorded a valuation allowance. In 1998, the Company revised its estimated state effective tax rate resulting in a realization of deferred income taxes in the amount of $307,000.

     The tax basis of the Company's net assets is approximately $31,000,000 less than net book value as of December 31, 1998.

(5)  MINORITY INTEREST

     During 1998, the Company purchased some of the limited partnership interests in several affiliated entities for a total purchase price of approximately $5,875,000. The excess of the purchase price over the book value of the limited partnership interests has been recorded as marine equipment, but not in excess of fair value.

                                                                  (Continued)

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

                 Notes to Consolidated Financial Statements

                         December 31, 1997 and 1998
                              and June 30, 1999


(6)  STOCKHOLDER'S EQUITY

     The Company has authorized 300,000 shares of $.10 par value common stock.

     Certain stockholders were given the right, a put option, to require the Company to purchase their shares of common stock at a mutually agreed upon price, or, if such price cannot be mutually agreed upon, at a fair market value. The Company purchased the remaining 17,009 shares subject to this option in two separate transactions in 1996 for a total of approximately $14,011,000.

     During 1995, the Company advanced $1,000,000 to these stockholders, with the loan subject to interest at prime and due on or before March 15, 1998. During 1995, $133,478 was repaid leaving a balance of $866,522 which was recorded as a reduction of stockholders' equity. The remaining balance was repaid during 1996.

(7)  PENSION PLAN

     On January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pension and Other Post Retirement Benefits". This statement revises required disclosures for pension and other post retirement benefits, but does not change the method of accounting for such plans.

     The  Company  has a non-contributory defined benefit pension  plan  (the
     Plan) covering substantially all of its employees. Plan benefits are based on the participants' years of service and compensation.

                                                                  (Continued)

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

                 Notes to Consolidated Financial Statements

                         December 31, 1997 and 1998
                              and June 30, 1999


     The Company also provides, through nonqualified plans, supplemental pension payments in excess of qualified plan limits imposed by Federal tax law. These plans cover officers and certain key employees and serve to restore the combined pension amount to original benefit levels. These plans are unfunded apart from the general assets of the Company. The pension benefit obligation and pension expense under these plans follow:

                                                       Fiscal year
             Change in projected          --------------------------------------
              benefit obligation              1996        1997         1998
     -----------------------------------  ------------  -----------  -----------
     Projected benefit obligation at
       January 1                          $16,785,430   19,373,468   21,479,627
     Service cost                           1,132,191    1,180,085    1,364,911
     Interest cost                          1,282,281    1,429,895    1,652,736
     Plan amendments                                -            -            -
     Actuarial loss (gain)                    501,102     (101,387)   2,748,520
     Benefits paid                           (327,536)    (402,434)    (411,572)
                                           ----------   ----------   ----------

          Benefit obligation at
            December 31                   $19,373,468   21,479,627   26,834,222
                                           ==========   ==========   ==========


                                                       Fiscal year
                                          --------------------------------------
            Change in plan assets             1996         1997         1998
     -----------------------------------  ------------  -----------  -----------
     Fair value of plan assets at
       January 1                          $11,934,700   13,826,583   17,789,935
     Actual return on plan assets           1,068,419    2,345,786    2,606,137
     Employer contribution                  1,151,000    2,020,000    2,015,500
     Benefits paid                           (327,536)    (402,434)    (411,572)
                                           ----------   ----------   ----------
          Fair value of plan assets at
            December 31                   $13,826,583   17,789,935   22,000,000
                                           ==========   ==========   ==========

                                                                     (Continued)

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

                 Notes to Consolidated Financial Statements

                         December 31, 1997 and 1998
                              and June 30, 1999

                                                      Fiscal year
                                         --------------------------------------
      Reconciliation of Funded Status        1996          1997         1998
    -----------------------------------  ------------  -----------  -----------
    Funded status at December 31         $(5,546,885)  (3,689,692)  (4,834,222)
    Unrecognized (gain)/loss               2,349,795      926,237    2,475,645
    Unrecognized prior service cost        3,162,381    2,757,504    2,352,627
    Unrecognized transition
      (asset)/obligation                     (37,704)           -            -
                                          ----------   ----------   ----------

        Net amount recognized at
          December 31                    $   (72,413)      (5,951)      (5,950)
                                          ==========   ==========   ==========

    Prepaid benefit cost                 $   810,725    1,351,345    1,870,125
    Accrued benefit liability             (1,238,314)  (1,441,764)  (1,903,719)
    Intangible asset                         355,176       84,468       27,644
                                          ----------   ----------   ----------

        Net amount recognized            $   (72,413)      (5,951)      (5,950)
                                          ==========   ==========   ==========

                                                      Fiscal year
                                         --------------------------------------
          Plan Obligations                   1996          1997         1998
    -----------------------------------  ------------  -----------  -----------
    Projected benefit obligation at
      December 31                        $19,373,468   21,479,627   26,834,222
    Accumulated benefit obligation at
      December 31                         13,703,030   15,463,008   19,021,221

                                                      Fiscal year
                                         --------------------------------------
         Net Periodic Pension Cost           1996          1997         1998
    -----------------------------------  ------------  -----------  -----------
    Service cost                         $ 1,132,191    1,180,085    1,364,911
    Interest cost                          1,282,281    1,429,895    1,652,736
    Expected return on plan assets          (943,729)  (1,090,477)  (1,407,025)
    Amortization of prior service cost       404,877      404,877      404,877
    Amortization of transition
     (asset)/obligation                      (75,100)     (37,704)           -
    Recognized loss/(gain)                   104,772       66,862            -
                                          ----------   ----------   ----------

        Net periodic benefit cost        $ 1,905,292    1,953,538    2,015,499
                                          ==========   ==========    =========

                                                                  (Continued)

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

                 Notes to Consolidated Financial Statements

                         December 31, 1997 and 1998
                              and June 30, 1999


                                                        Fiscal year
                                              ----------------------------
             Actuarial assumptions             1996        1997       1998
     -------------------------------------    ------      -----      -----

     Discount rate                             7.50%      7.50%      7.00%
     Expected return on plan assets            8.00       8.00       8.00
     Average rate of compensation increase     5.00       5.00       5.00

     The Company's funding policy for the plans is to fund at least the minimum annual contribution required by applicable regulations. Plan assets consist of fixed income investments and marketable equity securities. There is a reasonable possibility that discount rates can change which could materially affect the benefit obligations and prepaid pension cost.

     The Company sponsors a 401(k) benefit plan covering substantially all employees. These plans provide for employer contributions based primarily on employee participation. The total expense under the plans was $344,000, $543,000 and $666,000 in 1996, 1997 and 1998,
     respectively.

(8)  COMMITMENTS AND CONTINGENCIES

     LEASES

     The Company rents office and warehouse space, land, and equipment under non-cancelable operating leases. Future minimum lease payments under such leases as of December 31, 1998 were approximately as follows:

                         Year ending
                         December 31,                    Amount
                         ------------                  -----------
                             1999                      $ 1,982,000
                             2000                        1,787,000
                             2001                        1,638,000
                             2002                        1,324,000
                             2003                        1,344,000
                          Thereafter                     3,247,000
                                                        ----------
                                                       $11,322,000
                                                        ==========

     Total rental expense was approximately $1,993,000, $2,418,000 and $2,221,000 in 1996, 1997 and 1998, respectively.

                                                                  (Continued)

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

                 Notes to Consolidated Financial Statements

                         December 31, 1997 and 1998
                              and June 30, 1999


     CONTINGENCIES

     Weather can be a major factor in the day-to-day operations of the marine transportation business. Adverse weather conditions, such as fog in the winter and spring months, can impair the operating efficiencies of the fleet. Shipments of products can be significantly delayed or postponed by weather conditions, which are totally beyond the control of management. River conditions are also factors which impair the efficiency of the fleet and can result in delays, diversions and limitations on night passages, horsepower requirements and size of tows. Additionally, much of the inland waterway system is controlled by a series of locks and dams designed to provide flood control, maintain pool levels of water in certain areas of the country and facilitate navigation on the inland river system. Maintenance and operations of the navigable inland waterway infrastructure is a government function handled by the Corps of Engineers with costs shared by industry. Significant changes in governmental policies or appropriations with respect to maintenance and operations of the infrastructure could adversely affect the Company.

     The  marine  transportation business is subject to  regulations  by  the
     United States Coast Guard and federal and state laws. The Company operates in markets subject to the Jones Act, a federal law that restricts domestic marine transportation to vessels built and registered in the United States. The Company believes that additional safety, environmental and occupational health regulations may be imposed on the marine industry. The Company believes that is currently operating to standards at least the equal of such anticipated additional regulations. However, there can be no assurance that any such new regulations or requirements, or any discharge of pollutants by the Company, will not have an adverse effect on the Company.

     LITIGATION

     The Company is involved in various claims and legal actions arising in the ordinary conduct of business. In the opinion of management, the disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

(9)  MAJOR CUSTOMER

     No one customer represented more than 10% of the Company's sales in 1996, 1997 or 1998.

                                                                  (Continued)

                           HOLLYWOOD MARINE, INC.
                           AND AFFILIATED ENTITIES

                 Notes to Consolidated Financial Statements

                         December 31, 1997 and 1998
                              and June 30, 1999



(10) SUPPLEMENTAL CASH FLOW INFORMATION

     The Company paid approximately $7,142,000, $7,936,000 and $8,101,000 for interest and $187,000, $311,000 and $100,000 for state income taxes in 1996, 1997 and 1998, respectively.

ITEM 7    FINANCIAL STATEMENTS AND EXHIBITS

   (b)    Pro Forma Financial Information

                              KIRBY CORPORATION
                   UNAUDITED PRO FORMA CONDENSED COMBINED
                            FINANCIAL STATEMENTS

      The following table sets forth summary unaudited pro forma condensed combined financial statements which are presented to give effect to the merger. The information was prepared based on the following assumptions:

     *    The merger will be accounted for pursuant to the purchase method of
          accounting   in  accordance  with  generally  accepted   accounting
          principles.

     * The statements of earnings assume that the merger was consummated on January 1, 1998. The balance sheet assumes that the merger was consummated on June 30, 1999.

     * The expected cost savings through the consolidation of the corporate headquarters of the two companies, the elimination of duplicate shoreside staffs and expenses, and improved operating efficiencies within the marine transportation operations, which are estimated to be at least $10 million, are excluded from the pro forma combined financial statements. A significant portion of the $10 million of savings is expected to be realized in the year ended December 31, 2000 and substantially all of the amount is expected to be realized in the year ended December 31, 2001.

      The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations or the financial position which would have occurred had the merger been consummated at January 1, 1998, nor are they necessarily indicative of future results of operations or financial position. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of Kirby, incorporated by reference in this document, and the historical consolidated financial statements of Hollywood, presented in this document. Certain reclassifications have been made to Hollywood's historical financial statements to reflect Kirby's presentation of financial information.

                              KIRBY CORPORATION
            UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                JUNE 30, 1999
                               (In thousands)

                                                 Historical                  Pro Forma
                                            --------------------   ----------------------------
                                              Kirby     Hollywood  Adjustments         Combined
                                            --------    ---------  -----------        ---------
Current assets:
 Cash and cash equivalents                  $     882   $     89                      $     971
 Available-for-sale securities                 17,378                                    17,378
 Accounts receivable, net                      67,070     20,119                         87,189
 Inventory - finished goods                    13,323                                    13,323
 Other current assets                           7,481      2,488                          9,969
                                             --------    -------       -------         --------
  Total current assets                        106,134     22,696                        128,830
Property - net                                252,749    121,395       131,432   (b)
                                                                          (772)  (j)    504,804
Goodwill - net                                  5,111                  137,778   (a)    142,889
Other assets                                   15,476      3,841           775   (d)
                                                                          (697)  (i)
                                                                          (407)  (k)
                                                                         2,396   (h)     21,384
                                             --------    -------       -------         --------
                                            $ 379,470   $147,932      $270,505        $ 797,907
                                             ========    =======       =======         ========
Current liabilities:
 Current portion of long-term debt          $   5,333   $  5,534      $ (5,534)  (d)  $   5,333
 Accounts payable and accrued liabilities      65,040     15,492         3,225   (e)     83,757
                                             --------    -------       -------         --------
  Total current liabilities                    70,373     21,026        (2,309)          89,090
Long-term debt - less current portion         122,969     91,923       136,771   (d)
                                                                         2,285   (k)
                                                                         4,233   (l)    358,181
Deferred income taxes                          40,605      1,309        63,349   (c)    105,263
Other long-term liabilities                     6,165      9,056         1,208   (i)     16,429
                                             --------    -------       -------         --------
  Total liabilities                           240,112    123,314       205,537          568,963
                                             --------    -------       -------         --------
Stockholders' equity:
 Common stock                                   3,091         12           (12)  (g)      3,091
 Additional paid-in capital                   158,892        360          (360)  (g)
                                                                        16,487   (f)    175,379
 Accumulated other comprehensive income          (241)                                     (241)
 Retained earnings                            157,657     47,803       (43,570)  (g)
                                                                        (4,233)  (l)    157,657
 Treasury stock                              (180,041)   (23,557)       23,557   (g)
                                                                        73,099   (f)   (106,942)
                                             --------    -------       -------         --------
  Total stockholders' equity                  139,358     24,618        64,968          228,944
                                             --------    -------       -------         --------
                                            $ 379,470   $147,932      $270,505        $ 797,907
                                             ========    =======       =======         ========
See accompanying notes to unaudited pro forma condensed combined financial statements.

                              KIRBY CORPORATION
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                        YEAR ENDED DECEMBER 31, 1998
                  (In thousands, except per share amounts)

                                                Historical                Pro Forma
                                           --------------------  ---------------------------
                                             Kirby    Hollywood  Adjustments       Combined
                                           --------   --------   -----------       ---------
Revenues:
  Marine transportation                    $244,839   $167,335                     $412,174
  Diesel engine services                     82,241                                  82,241
  Other                                       5,175         43                        5,218
                                            -------    -------      -------         -------
                                            332,255    167,378            -         499,633
                                            -------    -------      -------         -------
Costs and expenses:
  Cost of sales and operating expenses      212,242    117,883      (10,032)  (m)   320,093
  Selling, general and administrative        39,473     19,572       (1,575)  (n)
                                                                         93   (m)
                                                                     (1,323)  (o)    56,240
  Taxes other than income                     7,646      4,035                       11,681
  Depreciation and amortization              27,383     13,036          556   (p)
                                                                       (150)  (o)
                                                                      4,592   (p)
                                                                      2,243   (m)    47,660
  Impairment of long-lived assets             8,333                                   8,333
                                            -------    -------      -------         -------
                                            295,077    154,526       (5,596)        444,007
                                            -------    -------      -------         -------

     Operating income                        37,178     12,852        5,596          55,626
Equity in earnings of insurance affiliate     1,325                                   1,325
Loss on sale of insurance affiliate         (10,536)                                (10,536)
Equity in earnings of marine affiliates         946        618         (220)  (q)     1,344
Interest expense                            (11,898)    (7,956)     (15,221)  (r)
                                                                      7,956   (s)   (27,119)
                                            -------    -------      -------         -------
     Earnings before taxes on income         17,015      5,514       (1,889)         20,640
(Provision) credit for taxes on income       (6,906)        88         (950)  (t)
                                                                     (1,961)  (u)    (9,729)
                                            -------    -------      -------         -------
     Net earnings                          $ 10,109   $  5,602     $ (4,800)       $ 10,911
                                            =======    =======      =======         =======
Net earnings per share of common stock:
     Basic                                 $    .46                                $    .42
                                            =======                                 =======
     Diluted                               $    .46                                $    .41
                                            =======                                 =======
Common stock outstanding:
     Basic                                   21,847                   4,384   (v)    26,231
     Diluted                                 22,113                   4,384   (v)    26,497

See accompanying notes to unaudited pro forma condensed combined financial statements.

                              KIRBY CORPORATION
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                       SIX MONTHS ENDED JUNE 30, 1999
                  (In thousands, except per share amounts)

                                                Historical                Pro Forma
                                           --------------------  ---------------------------
                                             Kirby    Hollywood  Adjustments       Combined
                                           --------   ---------  -----------       ---------
Revenues:
  Marine transportation                    $121,401   $81,389                      $202,790
  Diesel engine services                     41,135                                  41,135
  Other                                         381        26                           407
                                            -------    -------       ------         -------

                                            162,917    81,415             -         244,332
                                            -------    ------        ------         -------

Costs and expenses:
  Cost of sales and operating expenses      107,095    56,256        (4,501)  (m)   158,850
  Selling, general and administrative        17,900     8,398          (372)  (n)
                                                                          -   (m)
                                                                       (626)  (o)    25,300
  Taxes other than income                     3,689     2,041                         5,730
  Depreciation and amortization              13,509     6,604          (438)  (p)
                                                                        (89)  (o)
                                                                      2,296   (p)
                                                                      1,766   (m)    23,648
                                            -------    ------        ------         -------

                                            142,193    73,299        (1,964)        213,528
                                            -------    ------        ------         -------

     Operating income                        20,724     8,116         1,964          30,804
Equity in earnings of marine affiliates       1,490       278          (111)  (q)     1,657
Interest expense                             (5,114)   (4,148)       (7,611)  (r)
                                                                      4,148   (s)   (12,725)
                                            -------    ------        ------         -------
     Earnings before taxes on income         17,100     4,246        (1,610)         19,736
Provision for taxes on income                (6,497)     (176)         (234)  (t)
                                                                     (1,425)  (u)    (8,332)
                                            -------    ------        ------         -------

     Net earnings                          $ 10,603   $ 4,070       $(3,269)       $ 11,404
                                            =======    ======        ======         =======
Net earnings per share of common stock:
     Basic                                 $    .52                                $    .46
                                            =======                                 =======
     Diluted                               $    .52                                $    .46
                                            =======                                 =======
Common stock outstanding:
     Basic                                   20,230                  4,384    (v)    24,614
     Diluted                                 20,341                  4,384    (v)    24,725

See accompanying notes to unaudited pro forma condensed combined financial statements.

                              KIRBY CORPORATION
                        NOTES TO UNAUDITED PRO FORMA
                   CONDENSED COMBINED FINANCIAL STATEMENTS

     The merger will be accounted for using the purchase method of accounting with Kirby acquiring Hollywood. Under this method of accounting, Kirby will record the assets and liabilities of Hollywood at fair market value as of the date of closing, with the remaining purchase price reflected as goodwill.

      The following notes set forth the explanations and assumptions used in the preparation of the unaudited pro forma condensed combined financial statements. The pro forma adjustments are based on the best estimate of Kirby management using information currently available.

      The preliminary pro forma allocation of the purchase price paid and the financing of the transaction are summarized as follows (in thousands):

Estimated purchase price paid:

   Common stock (4,384 shares at $20.44 per share)                    $ 89,586
   Proceeds of bank debt issued for cash portion of purchase price
     and repayment of Hollywood's June 30, 1999 existing debt          231,712
   Estimated merger costs                                                3,500
                                                                       -------
                                                                       324,798
                                                                       -------

Allocated to:
   Historical book value of Hollywood's assets and liabilities
     at June 30, 1999.                                                 122,075
   Adjust Hollywood's assets and liabilities to fair value:
      Property                                                         131,432
      Other assets                                                       2,067
      Accrued liabilities                                               (4,433)
      Deferred income taxes                                            (63,349)
      Assets excluded from sale pursuant to merger agreement              (772)
                                                                       -------

         Total allocation                                              187,020
                                                                       -------

Goodwill (excess purchase price over allocation to identifiable
   assets and liabilities)                                            $137,778
                                                                       =======

     The following adjustments were made to the unaudited pro forma condensed combined balance sheet pursuant to the purchase method of accounting:

     (a)  To record the goodwill associated with the merger.

     (b)  To adjust Hollywood's property to fair value.

     (c)  To record the pro forma deferred income tax effect of the merger.

     (d) To reflect the issuance of new debt, and related debt issuance costs, to finance the cash portion of the purchase price and the estimated merger costs.

     (e) To reflect the adjustment to the fair value for other liabilities and record an accrual for estimated severance.

     (f) To record the issuance of 4,384,000 shares of Kirby common stock from treasury stock at a price of $20.44 per share. The price of $20.44 per share was the average trading price of the stock on the New York Stock Exchange during the 20 trading day period from September 13, 1999 through October 8, 1999. The average price per share of common stock held in Kirby's treasury was $16.67 per share at October 11, 1999.

     (g)  To eliminate Hollywood's stockholder's equity accounts.

     (h)  To adjust Hollywood's equity investments to fair value.

     (i) To adjust Hollywood's prepaid pension costs and the supplemental executive retirement plan liability to the excess of the plan assets at fair value over the projected benefit obligation.

     (j) To adjust Hollywood's property for items excluded from the sale pursuant to the merger agreement.

     (k) To record the estimated fair value of Hollywood's existing debt and the write off of existing deferred debt issue costs.

     (l) To record estimated cash distribution to Hollywood's shareholders prior to closing.

     The following adjustments were made to the unaudited pro forma condensed
combined   statements  of  earnings  pursuant  to  the  purchase  method   of
accounting:

     (m) To adjust Hollywood's historical cost of sales and operating expense, depreciation expense and minority interest expense to conform Hollywood's equipment capitalization policy to that of Kirby's.

     (n) To reflect the cancellation of Hollywood's supplemental executive retirement plan and deferred compensation benefit plans which will not be offered by Kirby.

     (o)  To    adjust   Hollywood's   historical   selling,   general    and
          administrative expense and depreciation expense for items excluded from sale pursuant to the merger agreement (see (j) above).

     (p) To record pro forma depreciation and amortization expense on the preliminary purchase price allocation to depreciable and amortizable assets. Goodwill amortized over a period of 30 years and property depreciated on the straight-line method over the estimated useful lives of the assets as follows: marine transportation equipment, 5-37 years; buildings and leasehold improvements, 10-40 years; other equipment, 5-20 years.

     (q) To adjust Hollywood's historical equity in earnings of marine affiliates for the increase in the fair value of Hollywood's equity investments.

     (r) To reflect the increase in interest expense resulting from the issuance of debt for the cash portion of the purchase price, estimated merger costs and repayment of Hollywood's existing debt. The interest rate on the new debt of $235.2 million is assumed to be 6.40%. Debt issue costs of $.8 million are assumed to be amortized over five years.

     (s) To eliminate Hollywood's historical interest expense to reflect the repayment of Hollywood's existing debt.

     (t) To adjust the income tax effect on the pro forma pretax adjustments after excluding nondeductible goodwill amortization, based on the applicable statutory tax rate.

     (u) To record the income tax effect at the federal statutory rate on Hollywood's historical financials.

     (v) To reflect the issuance of Kirby common stock pursuant to the merger agreement.

ITEM 7    FINANCIAL STATEMENTS AND EXHIBITS

   (c)    Exhibits

   10.1   Credit Agreement

                             CREDIT AGREEMENT

                                   among

                            KIRBY CORPORATION,

                          THE BANKS NAMED HEREIN,

                 CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
                         as Administrative Agent,

                           BANK OF AMERICA, N.A.
                           as Syndication Agent,

                           BANK ONE, TEXAS, N.A.
                          as Documentation Agent,

                        FIRST UNION NATIONAL BANK,
                               as Co-Agent,

                  THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                             NEW YORK BRANCH,
                               as Co-Agent,

                                    and

              WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION,
                                as Co-Agent



                      BANC OF AMERICA SECURITIES LLC
                     Co-Lead Arranger and Book Manager

                           CHASE SECURITIES INC.
                             Co-Lead Arranger

                       Dated as of October 12, 1999

                             Table of Contents

ARTICLE I  DEFINITIONS, ETC.
     Section 1.01. Certain Defined Terms
     Section 1.02. Accounting Terms
     Section 1.03. Computation of Time Periods
     Section 1.04. References, Etc.

ARTICLE II  COMMITMENTS AND TERMS OF CREDIT
     Section 2.01. Commitments.
     Section 2.02. Borrowing Procedures; Conversions and Continuations.
     Section 2.03. The Notes.
     Section 2.04. Reduction of the Commitments.
     Section 2.05. Optional Prepayments
     Section 2.06. Mandatory Prepayments and Repayment
     Section 2.07. Interest Accrual, Payment, Etc.
     Section 2.08. Payments and Computations.
     Section 2.09. Fees.
     Section 2.10. Setoff, Counterclaims and Taxes.
     Section 2.11. Funding Losses
     Section 2.12. Change of Law.
     Section 2.13. Increased Costs.
     Section 2.14. Substitution of Banks.

ARTICLE III  CONDITIONS OF CREDIT
     Section 3.01. Conditions Precedent to the Initial Borrowing.
     Section 3.02. Conditions Precedent to All Borrowings.

ARTICLE IV  REPRESENTATIONS AND WARRANTIES
     Section 4.01. Corporate Existence; Etc.
     Section 4.02. Corporate Authority; Binding Obligations.
     Section 4.03. No Conflict.
     Section 4.04. No Consent.
     Section 4.05. No Defaults or Violations of Law.
     Section 4.06. Financial Position.
     Section 4.07. Litigation.
     Section 4.08. Use of Proceeds.
     Section 4.09. Governmental Regulation.
     Section 4.10. Disclosure.
     Section 4.11. ERISA.
     Section 4.12. Payment of Taxes.
     Section 4.13. Title and Liens.
     Section 4.14. Pari Passu Ranking.
     Section 4.15. Environmental Matters.
     Section 4.16. Year 2000.
     Section 4.17. Citizenship.

ARTICLE V  AFFIRMATIVE COVENANTS
     Section 5.01. Reporting Requirements.
     Section 5.02. Taxes; Claims.
     Section 5.03. Compliance with Laws.
     Section 5.04. Insurance.
     Section 5.05. Corporate Existence; Etc.
     Section 5.06. Inspections; Etc.
     Section 5.07. Maintenance of Properties.
     Section 5.08. Accounting Systems; Etc.
     Section 5.09. Contractual Obligations.
     Section 5.10. Use of Loan Proceeds.
     Section 5.11. Further Assurances in General.
     Section 5.12. Year 2000.

ARTICLE VI  NEGATIVE COVENANTS
     Section 6.01. Financial Covenants.
     Section 6.02. Restrictions on Debt.
     Section 6.03. Restriction on Liens.
     Section 6.04. Restrictions on Negative Pledge.
     Section 6.05. Consolidated Subsidiaries Dispositions.
     Section 6.06. Restrictions on Consolidated Subsidiary Distributions.
     Section 6.07. Mergers and Acquisitions.
     Section 6.08. Restricted Investments.
     Section 6.09. Restricted Payments.
     Section 6.10. Lines of Business.
     Section 6.11. Transactions with Affiliates.
     Section 6.12. Pari Passu Liens.

ARTICLE VII  DEFAULT
     Section 7.01. Events of Default.
     Section 7.02. Setoff in Event of Default.
     Section 7.03. No Waiver; Remedies.

ARTICLE VIII  THE ADMINISTRATIVE AGENT
     Section 8.01. Authorization and Action.
     Section 8.02. Reliance, Etc.
     Section 8.03. Chase and Affiliates.
     Section 8.04. Bank Credit Decision.
     Section 8.05. Indemnification.
     Section 8.06. Employees of the Administrative Agent, Etc.
     Section 8.07. Successor Administrative Agent.
     Section 8.08. Notice of Default.
     Section 8.09. Execution of Loan Documents.
     Section 8.10. Syndication Agent, Documentation Agent,
                   Co-Agents, Co-Lead Arrangers and Book Manager.

ARTICLE IX  MISCELLANEOUS
     Section 9.01. Amendments, Etc.
     Section 9.02. Participation Agreements and Assignments.
     Section 9.03. Notices.
     Section 9.04. Costs and Expenses.
     Section 9.05. Successors and Assigns.
     Section 9.06. Independence of Covenants.
     Section 9.07. Survival of Representations and Warranties.
     Section 9.08. Severability.
     Section 9.09. Captions.
     Section 9.10. Limitation by Law.
     Section 9.11. Counterparts.
     Section 9.12. Governing Law.
     Section 9.13. Limitation on Interest.
     Section 9.14. Indemnification.
     Section 9.15  Submission to Jurisdiction.
     Section 9.16. WAIVER OF JURY TRIAL.
     Section 9.17. FINAL AGREEMENT OF THE PARTIES.

Annexes
-------

Annex A        Defined Terms

Schedules
---------

Schedule 2.01  Commitments
Schedule 4.01  Consolidated Subsidiaries and Excluded Affiliates
Schedule 9.03  Lending Offices and Address for Notices

Exhibits
--------

Exhibit A      Form of Borrowing Request
Exhibit B      Form of Conversion/Continuation Notice
Exhibit C      Form of Note
Exhibit D      Form of Assignment and Acceptance

                             CREDIT AGREEMENT

      THIS CREDIT AGREEMENT dated as of October 12, 1999 (this "Agreement" is among KIRBY CORPORATION, a Nevada corporation (the "Borrower"), the banks named on the signature pages hereto (together with their respective successors and assigns in such capacity, the "Banks"), CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as administrative agent for the Banks (together with its successors and assigns in such capacity, the "Administrative Agent"), BANK OF AMERICA, N.A., as syndication agent (the "Syndication Agent"), BANK ONE, TEXAS, N.A., as documentation agent (the "Documentation Agent"), FIRST UNION NATIONAL BANK, as Co-Agent, THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH, as Co-Agent and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, as Co-Agent. Unless otherwise defined herein, all capitalized terms used herein and defined in Article I are used herein as so defined.

     PRELIMINARY STATEMENT

      The Borrower has requested that the Banks enter into this Agreement and provide the Borrower with a $200,000,000 credit facility and the Bank Group has agreed to do so upon terms and conditions set forth herein.

      Accordingly, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:

                        ARTICLE I DEFINITIONS, ETC.

      Section 1.01. Certain Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings set forth in Annex A hereto (such meanings to be equally applicable to both singular and plural forms of the terms defined).

       Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the consolidated financial statements referred to in Section 4.06.

      Section 1.03. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, unless otherwise indicated, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

      Section 1.04. References, Etc. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections, Annexes, Exhibits and Schedules shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement and the Annexes, Exhibits and Schedules attached hereto and made a part hereof. In this Agreement, unless a clear contrary intention appears, the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                ARTICLE II COMMITMENTS AND TERMS OF CREDIT

      Section 2.01. Commitments. (a) Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make loans to the Borrower (the "Loans") from time to time on any Business Day during the period from the Effective Date up to, but excluding, the Revolving Termination Date, in an aggregate amount outstanding for such Bank not to exceed at any time such Bank's Commitment. Subject to the terms and conditions of this Agreement until the Revolving Termination Date, the Borrower may borrow, repay pursuant to Section 2.07 or prepay pursuant to Section 2.07 and reborrow under this Section 2.01 (a).

           (b) Each Base Rate Borrowing shall consist of Base Rate Loans made on the same day by the Banks ratably according to their respective Commitment Percentages, and Base Rate Borrowings may be in any amount. Each Fixed Rate Borrowing shall be in an aggregate amount not less than $1,000,000 or an integral multiple of $500,000.00 in excess thereof, and shall consist of Fixed Rate Loans of the same Type made on the same day by the Banks ratably according to their respective Commitment Percentages. Borrowings of more than one Type may be outstanding at the same time, but the Borrower shall not be entitled to request any Borrowing or to Convert Loans comprising any Borrowing into Loans of another Type, if after giving effect to such Borrowing or Conversion, as the case may be, any Bank would have outstanding at any one time more than six (6) different Types of Loans.

           (c) Notwithstanding any other term or provision hereof no Loan shall be made if after giving effect thereto the aggregate principal amount of Loans outstanding would exceed the Total Commitment.

      Section  2.02.   Borrowing Procedures; Conversions and Continuations.
(a) Each Borrowing shall be made upon the written, telecopied or facsimile transmitted request of the Borrower, given to the Administrative Agent not later than 10:00 a.m. (Houston time) on (i) the third Business Day prior to the proposed Borrowing Date in the case of a Eurodollar Rate Borrowing,
(ii) the second Business Day prior to the proposed Borrowing Date in the case of an Adjusted CD Rate Borrowing or (iii) the Business Day immediately preceding the proposed Borrowing Date in the case of a Base Rate Borrowing, and upon receipt the Administrative Agent shall give each other member of the Bank Group prompt notice of such request by telecopier, telex or cable. Each request for a Borrowing (a "Borrowing Request") made by the Borrower shall be in substantially the form of Exhibit A, specifying therein (A) the Borrowing Date for such Borrowing, (B) the Type of Loans comprising such Borrowing, (C) the aggregate amount of such Borrowing, and (D) in the case of a Fixed Rate Borrowing, the Interest Period for the Loans comprising such Borrowing. Each Bank shall, before 11:30 a.m. (Houston time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in
Section 9.03, in same day funds, such Bank's ratable portion of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address. Each Borrowing Request shall be irrevocable and binding on the Borrower.

           (b) Unless the Administrative Agent shall have received notice from a Bank prior to any Borrowing Date that such Bank will not make available to the Administrative Agent such Bank's ratable portion of such Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on such Borrowing Date in accordance with Section 2.02(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such Borrowing Date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement. The failure of any Bank to make the Loan to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on such Borrowing Date or any subsequent Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

          (c) The Borrower may, subject to the terms of this Agreement, on any Business Day, upon written or facsimile transmitted notice to the Administrative Agent, given not later than 10:00 a.m. (Houston time) on
(i) the third Business Day prior to the proposed Conversion Date in the case of a Conversion of Loans into Eurodollar Rate Loans, (ii) the second Business Day prior to the proposed Conversion Date in the case of a Conversion of Loans into Adjusted CD Rate Loans or (iii) the Business Day immediately preceding the proposed Conversion Date in the case of a
Conversion of Loans into Base Rate Loans, Convert some or all Loans comprising one or more Borrowings into Loans of another Type comprising one or more Borrowings, and the Administrative Agent shall promptly transmit the contents of such notice to each other member of the Bank Group by telecopier, telex or cable. Each notice of a Conversion (a "Conversion Notice") given by the Borrower shall be in substantially the form of Exhibit B, specifying therein (A) the Conversion Date for such Conversion,
(B) the Loans to be Converted, (C) the Type of Loans to which such Loans are to be Converted and (D) in the case of a Conversion into Fixed Rate Loans, the Interest Period for such Converted Loans. Notwithstanding any other term or provision hereof, after giving effect to any such Conversion, the size of all Borrowings outstanding hereunder and the number of different Types of Loans outstanding hereunder shall conform to the requirements of Section 2.01. In the event of any Conversion of Fixed Rate Loans on any day other than the last day of the Interest Period applicable thereto, the Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to Section 2.11. If the Borrower shall fail to give a timely Conversion Notice conforming to the requirements of this Agreement with respect to any Fixed Rate Loans prior to the expiration of the Interest Period applicable thereto, such Fixed Rate Loans shall, automatically on the last day of such Interest Period, be Converted into Base Rate Loans.

          (d) The Borrower may, subject to the terms of this Agreement, on any Business Day, upon written or facsimile transmitted notice to the Administrative Agent, given not later than 11:00 a.m. (Houston time) on (i) the third Business Day prior to the proposed Continuation Date in the case of a continuation of Eurodollar Rate Loans, or (ii) the second Business Day prior to the proposed Continuation Date in the case of a continuation of Adjusted CD Rate Loans, elect as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods that expire on such day (or any part thereof in an amount not less than $1,000,000 or that is in an integral multiple of $500,000.00 in excess thereof). Each notice of a continuation (a "Continuation Notice") given by the Borrower shall be in substantially the form of Exhibit B.

      Section 2.03. The Notes. The Loans made by each Bank shall be evidenced by a single Note issued to such Bank by the Borrower (a) dated the date of this Agreement (or such other date as may be specified in
Section 9.02), (b) payable to the order of such Bank in a principal amount equal to such Bank's Commitment and (c) otherwise duly completed. Each Loan made by a Bank to the Borrower and all payments made on account of the principal amount thereof shall be entered by such Bank in its records or on the schedule (or a continuation thereof) attached to the Note of such Bank, provided, however, that prior to any transfer of any such Note, such Bank shall endorse the amount and maturity of any outstanding Loans on the schedule (or a continuation thereof) attached to such Note.

      Section 2.04. Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks, provided, that each partial reduction shall be in the aggregate amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Commitment Percentage. All accrued commitment fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

      Section 2.05. Optional Prepayments. The Borrower may, from time to time on any Business Day, upon at least one Business Day's notice to the Administrative Agent stating the proposed date and aggregate principal amount thereof, and if such notice is given, the Borrower shall, prepay the outstanding principal amount of the Base Rate Loans comprising part of the same Borrowing in whole or ratably in part; provided, that any partial prepayment of such Base Rate Loans shall be in an aggregate principal amount of not less than $ 100,000. The Borrower may from time to time upon at least three Business Days' notice to the Administrative Agent stating the proposed date and the aggregate principal amount thereof, and if such notice is given, the Borrower shall, prepay the outstanding principal amount of the Fixed Rate Loans comprising part of the same Borrowing in whole or ratably in part; provided, that any partial prepayment of such Fixed Rate Loans shall be in an aggregate principal amount of not less than $2,000,000 or an integral multiple of $1,000,000 in excess thereof. During the Availability Period, the Borrower may apply any optional prepayment of the Loans to such portions of the Loans as the Borrower may elect. Each prepayment of Fixed Rate Loans shall be accompanied by a payment of accrued interest to the date of such prepayment on the principal amount prepaid. Each prepayment in full of Base Rate Loans shall be accompanied by a payment of accrued interest to the date of such prepayment on the principal amount prepaid. In the event of any prepayment of a Fixed Rate Loan, the Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to Section 2.11. Prepayments of Loans made after the Revolving Termination Date shall be applied in inverse order of maturity.

      Section  2.06.  Mandatory Prepayments and Repayment.   (a)  Mandatory
Prepayments. (i) In the event the Borrower issues any Debt of the type described in clause (a) or (b) of the definition of Debt set forth in this Agreement (whether public or privately placed) during the Availability Period, the Total Commitment shall be reduced by the principal amount of such Debt and the Borrower shall make the prepayment required by Subsection
(a)(ii) of this Section 2.06. If such Debt is issued after the Availability Period, the Borrower shall make a prepayment of the principal of the Loans in an amount equal to the principal amount of such Debt, and such prepayment shall be made on the date such Debt is issued. Notwithstanding the foregoing, no prepayment shall be required pursuant to this Section 2.06(a) to the extent that the proceeds of such Debt are used, at the time of issuance thereof, for the purpose of consummating an Acquisition that is permitted under this Agreement.

                (ii) The Borrower shall from time to time prepay the Loans in such amounts as shall be necessary so that at all times the aggregate amount of Loans outstanding shall not be in excess of the Total Commitment. Any prepayment required by this Section 2.06(a) shall be due on the date such prepayment accrues pursuant to the preceding sentence.

                (iii) Each prepayment of Fixed Rate Loans shall be accompanied by a payment of accrued interest to the date of such prepayment on the principal amount prepaid. Each prepayment in full of Base Rate Loans shall be accompanied by a payment of accrued interest to the date of such prepayment on the principal amount prepaid. In the event of any prepayment of a Fixed Rate Loan, the Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to Section 2.11. Unless otherwise specified by the Borrower, all mandatory prepayments of the Loans shall first be applied to Base Rate Borrowings, and second to such Fixed Rate Borrowings as the Administrative Agent may select. Prepayments of Loans made after the Revolving Termination Date shall be applied in inverse order of maturity.

           (b) Repayment of Loans. The principal balance of the Loans outstanding on the Revolving Termination Date shall be payable by the Borrower in quarterly principal payments of $12,500,000.00 each together with accrued interest thereon, with the first such payment due on the date that is two years after the Revolving Termination Date and each subsequent payment due every three (3) months thereafter. The outstanding Loans shall be fully due and payable on the Maturity Date, together with any unpaid interest accrued thereon.

      Section 2.07. Interest Accrual, Payment, Etc. (a) Subject to the provisions of Section 9.13, the Borrower shall pay interest on the unpaid principal amount of each Loan made by each Bank from the date of such Loan until such principal amount shall be paid in full, at the rates per annum specified as follows:

               (i) if such Loan is a Base Rate Loan, a rate per annum equal to the lesser of (A) the Highest Lawful Rate and (B) the Base Rate in effect from time to time plus the Applicable Amount in effect from time to time, and unpaid accrued interest on such Loans shall be paid on each Interest Payment Date and the date such Base Rate Loan shall be paid in full;

                (ii) if such Loan is an Adjusted CD Rate Loan, a rate per annum equal at all times during the Interest Period for such Loan to the lesser of (A) the Highest Lawful Rate and (B) the sum of the Adjusted CD Rate for such Interest Period plus the Applicable Amount in effect as of the first day of such Interest Period and unpaid accrued interest on such Loans shall be payable on each Interest Payment Date; or

                (iii) if such Loan is a Eurodollar Rate Loan, a rate per annum equal at all times during the Interest Period for such Loan to the lesser of (A) the Highest Lawful Rate and (B) the sum of the Eurodollar Rate for such Interest Period plus the Applicable Amount in effect as of the first day of such Interest Period, and unpaid accrued interest on such Loans shall be payable on each Interest Payment Date.

Any amount of principal or, to the extent permitted by applicable law, interest which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, at a rate per annum (the "Default Rate") equal at all times to the lesser of (A) the Highest Lawful Rate and (B) the Base Rate in effect from time to time during the applicable period plus the Applicable Amount in effect from time to time during such period plus two percent (2%), payable on demand.

           (b) The Borrower shall pay to each Bank additional interest on the unpaid principal amount of each Eurodollar Rate Loan of such Bank, from the date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Loan from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Loan. Such additional interest shall be calculated by such Bank and notified to the Borrower (together with a copy of such Bank's calculations) through the Administrative Agent.

           (c) (i) The Administrative Agent shall give prompt notice to the Borrower and each other member of the Bank Group of the applicable interest rate determined by the Administrative Agent hereunder for each Borrowing. Each determination by the Administrative Agent (or, in the case of Section 2.07(b), by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                (ii) If one or more Banks holding aggregate Commitment Percentages of at least fifty percent (50%) shall, at least one Business Day before the date of any requested Eurodollar Rate Borrowing, notify the Administrative Agent that the Eurodollar Rate applicable to such Borrowing will not adequately reflect the cost to such Banks of making, funding or maintaining their respective Eurodollar Rate Loans for such Borrowing, the right of the Borrower to select Eurodollar Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and each other member of the Bank Group that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be made as, or Converted into, as applicable, a Base Rate Loan.

               (iii) If the Administrative Agent is unable to determine the Adjusted CD Rate in accordance with the definition thereof for any Adjusted CD Rate Borrowing or the Eurodollar Rate in accordance with the definition thereof for any Eurodollar Rate Borrowing, (A) the Administrative Agent shall forthwith notify the Borrower and each other member of the Bank Group that the interest rate cannot be determined for such Adjusted CD Rate Borrowing or Eurodollar Rate Borrowing, as the case may be, (B) each Adjusted CD Rate Borrowing or Eurodollar Rate Borrowing, as the case may be, previously requested but not yet funded or Converted, as applicable, will automatically be made as or Converted into, as applicable, a Base Rate Borrowing, and (C) the obligation of the Banks to make Adjusted CD Rate Loans or Eurodollar Rate Loans, as the case may be, shall be suspended until the Administrative Agent shall notify the Borrower and each other member of the Bank Group that the circumstances causing such suspension no longer exist.

      Section 2.08. Payments and Computations. (a) All payments of principal, interest, commitment fees and other amounts payable to the Banks under the Loan Documents shall be made in Dollars to the Administrative Agent at its address specified in Section 9.03 for the account of each of the Banks, in immediately available funds not later than 12:00 Noon (Houston time) on the date when due. Upon receipt of such payments, the Administrative Agent will promptly cause to be distributed like funds relating to the payment of principal or interest or commitment fees ratably (other than amounts payable pursuant to Section 2.07(b), Section 2.10,
Section 2.11, Section 2.12 or Section 2.13) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account  of  its Applicable Lending Office, in each case to be  applied  in accordance with the terms of this Agreement. In the event the Administrative Agent receives any such payment in immediately available funds not later than 12:00 Noon (Houston time) on any Business Day, but fails to distribute to any Bank entitled thereto like funds relating to such payment by the close of business on such Business Day, then the Administrative Agent shall pay such Bank interest thereon at the Federal Funds Rate for each day from the date such amount is received by the Administrative Agent until the date distributed to such Bank.

           (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks under the Loan Documents that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have made such payment in full to the Administrative Agent each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent at the Federal Funds Rate.

          (c) All computations of interest based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Adjusted CD Rate, the Eurodollar Rate, the Federal Funds Rate, or Section 2.07(b), as well as commitment fees and utilization fees, shall be made on the basis of a year of 360 days (unless use of a 360 day year would cause the interest contracted for, charged or received hereunder to exceed the Highest Lawful Rate, in which case such computations shall be made on the basis of a year of 365 or 366 days, as the case may be), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable.

           (d) Whenever any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

           (e) If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Loans made by it (other than pursuant to Section 2.07(b),
Section 2.10, Section 2.11, Section 2.12 or Section 2.13) in excess of its ratable share of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Loans made by such other Banks as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.08(e) may, to the fullest extent permitted by law and this Agreement, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

      Section 2.09. Fees. (a) The Borrower shall pay to the Administrative Agent for the account of each Bank pro rata according to its Commitment Percentage, a commitment fee equal to the Applicable Amount on the average unused portion of the Commitment of such Bank as in effect from time to time for the period from the date hereof to, but excluding, the Revolving Termination Date. Accrued commitment fees shall be due and payable in arrears on each Quarterly Payment Date in each year, on the date of any reduction or termination of the Commitment of such Bank and on the Revolving Termination Date, and shall be computed for the period commencing with the day to which such fee was last paid (or, in the case of the first commitment fee payment date, for the period commencing with and including the date hereof to the date such fee is due and payable).

           (b) The Borrower shall pay to the Administrative Agent for the account of each Bank pro rata, according to its Commitment Percentage, a utilization fee equal to the utilization fee set forth in the definition of Applicable Amount times the outstanding Loans, for each day during the term hereof that the outstanding Loans exceed 33% of the Total Commitment. If there is any change in the Applicable Amount during any quarter, the outstanding Loans shall be computed and multiplied by the Applicable Amount separately for each period that such Applicable Amount was in effect during such quarter. Such utilization fee shall accrue from the Effective Date to the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the Maturity Date.

           (c) Subject to the provisions of Section 9.13, the Borrower shall pay to the Administrative Agent the fees specified in that certain letter agreement dated October 1, 1999 between the Administrative Agent and the Borrower concerning the same (the "Administrative Agent's Fee Letter") and shall pay to the Syndication Agent the fees specified in that certain letter agreement dated September 9, 1999 between the Syndication Agent and the Borrower (the "Syndication Agent's Fee Letter"). All payments by the Borrower of the fees payable to the Administrative Agent and the Syndication Agent pursuant to the Administrative Agent's Fee Letter and the Syndication Agent's Fee Letter, respectively, shall be made in Dollars directly to the Administrative Agent or to the Syndication Agent, as applicable at its address specified in Section 9.03 in immediately available funds not later than 12:00 Noon (Houston time) on the date when due.

      Section 2.10. Setoff, Counterclaims and Taxes. (a) All payments of principal, interest, expenses, reimbursements, compensation, commitment fees, letter of credit fees, arrangement fees or administration fees and any other amount from time to time due under any Loan Document shall be made by the Borrower without setoff or counterclaim and shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each member of the Bank Group, taxes imposed on its income (or a taxable base in the nature of net income, or, in lieu of taxes so imposed or measured, on overall gross receipts and capital), and franchise taxes imposed on it, by the jurisdiction under the laws of which such member of the Bank Group is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts,
deductions,  charges,   withholdings  and  liabilities  being  hereinafter
referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any member of the Bank Group, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10) such member of the Bank Group receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; provided that the Borrower shall not be required to pay any increased amount on account of Taxes to the extent that any such Bank shall not have furnished the Borrower with such forms, or shall not have taken such other action, as reasonably may be available to it under applicable tax laws and any applicable tax treaty to obtain an exemption from, or reduction of, such Taxes.

           (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

           (c) The Borrower will indemnify each member of the Bank Group for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by such member of the Bank Group (whether paid on its own behalf or on behalf of any other member of the Bank Group) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such member of the Bank Group makes written demand therefor.

           (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.03, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment made under any Loan Document, upon the request of the
Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.03, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes.

           (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.10 shall survive the payment in full of the Loans and all other amounts owing under the other Loan Documents. The provisions of this Section 2.10 are in all respects subject to Section 9.13 hereof.

           (f) Each Bank represents and warrants to the Administrative Agent, the Administrative Agent and the Borrower that such Bank is either
(i) a corporation organized under the laws of the United States, a state thereof or the District of Columbia, or (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement and the other Loan Documents (x) under an applicable provision of a tax convention or treaty to which the United States is a party or (y) because it is acting through a branch, agency or office in the United States and any payment to be received by it hereunder is effectively connected with a trade or business in the United States. Upon becoming a party to this Agreement (whether by assignment or as an original signatory hereto), and in any event, from time to time upon the request of the Administrative Agent or the Borrower, each Bank which is not a corporation organized under the laws of the United States or any state thereof or the District of Columbia shall deliver to the Administrative Agent and the Borrower such forms, certificates or other instruments as may be required by the Administrative Agent in order to establish that such Bank is entitled to complete exemption from United States withholding taxes imposed on or with respect to any payments, including fees, to be made to such Bank under this Agreement and the other Loan Documents. Each Bank also agrees to deliver to the Borrower, the Administrative Agent such other supplemental forms as may at any time be required as a result of the passage of time or changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from U.S. withholding tax on any payments hereunder; provided, that the circumstances of the Bank at the relevant time and applicable laws permit it to do so. If a Bank determines, as a result of any change in either (1) applicable law, regulation or treaty, or in any official application thereof or (2) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 2.10(f), or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower, the Administrative Agent such fact. If a Bank is organized under the laws of a jurisdiction outside the United States, and the Borrower and the Administrative Agent have not received forms, certificates or other instruments indicating to their satisfaction that all payments to be made to such Bank, hereunder are not subject to United States withholding tax or the Administrative Agent otherwise has reason to believe that such Bank is subject to U.S. withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Bank shall indemnify and hold the Borrower and the Administrative Agent harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by them as a result of either (A) such Bank's failure to submit any form or certificate that it is required to provide pursuant to this Section 2.10(f) or (B) reliance by the Borrower or the Administrative Agent on any such form or certificate which such Bank has provided to them pursuant to this
Section 2.10(f).

          (g) Any Bank claiming any additional amounts payable pursuant to this Section 2.10 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its Applicable Lending Office if such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Bank, be otherwise disadvantageous to such Bank.

      Section 2.11. Funding Losses. The Borrower shall indemnify each member of the Bank Group against any loss or reasonable expense (including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or reemploying deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Fixed Rate Loan) which such Person may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article III,
(b) any failure by the Borrower to borrow hereunder or to Convert Loans hereunder after a Borrowing Request or Conversion Notice, respectively, has been given, (c) any payment, prepayment or Conversion of a Fixed Rate Loan required or permitted by any other provisions of this Agreement, including, without limitation, payments made due to the acceleration of the maturity of the Loans pursuant to Section 7.01, or otherwise made on a date other than the last day of the applicable Interest Period, (d) any default in the payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise) or (e) the occurrence of an Event of Default. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as determined by each Bank of (i) its cost of obtaining the funds for the Loan being paid, prepaid or Converted or not borrowed or Converted (based on the Fixed Rate applicable thereto) for the period from the date of such payment, prepayment or Conversion or failure to borrow or Convert to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or Convert, the Interest Period for the Loan which would have commenced on the date of such failure to borrow or Convert) over (ii) the amount of interest (as estimated by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid or Converted or not borrowed or Converted for such period or Interest Period, as the case may be. A certificate of each member of the Bank Group setting forth any amount or amounts which such Person is entitled to receive pursuant to this
Section 2.11 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, if made in good faith, absent manifest error. The Borrower shall pay to the Administrative Agent for the account of each such Person the amount shown as due on any certificate within 30 days after its receipt of the same. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate. Without prejudice to the survival of any other obligations of the Borrower hereunder, the obligations of the Borrower under this Section
2.11 shall survive the termination of this Agreement and/or the payment or assignment of any of the Notes.

      Section 2.12. Change of Law. (a) If at any time any Bank determines in good faith (which determination shall be conclusive) that any change in any applicable law, rule or regulation or in the interpretation, application or administration thereof makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Bank or its foreign branch or branches to fund or maintain any Eurodollar Rate Loan (any of the foregoing determinations being a "Eurodollar Event"), then, such Bank, at its option, may: (i) declare that Eurodollar Rate Loans will no longer be made or maintained by such Bank, whereupon the right of the Borrower to select Eurodollar Rate Loans for any Borrowing shall be suspended until such Bank shall notify the Administrative Agent that the circumstances causing such Eurodollar Event no longer exist; (ii) with respect to any Eurodollar Rate Loans of such Bank then outstanding, require that all such Eurodollar Rate Loans be Converted to Base Rate Loans, in which event all such Eurodollar Rate Loans shall automatically be Converted into Base Rate Loans on the effective date of notice of such Eurodollar Event and all payments or prepayments of principal that would have otherwise been applied to repay such Converted Eurodollar Rate Loans shall instead be applied to repay the Base Rate Loans resulting from such Conversion; and/or (iii) with respect to any Eurodollar Rate Loans requested of such Bank but not yet made as or Converted into such, require that such Eurodollar Rate Loans be made as or Converted into, as applicable, Base Rate Loans.

          (b) Upon the occurrence of any Eurodollar Event, and at any time thereafter so long as such Eurodollar Event shall continue, such Bank may exercise its aforesaid option by giving written notice thereof to the Administrative Agent and the Borrower, such notice to be effective upon receipt thereof by the Borrower. Any Conversion of any Eurodollar Rate Loan which is required under this Section 2.12 shall be made, together with accrued and unpaid interest and all other amounts payable to such Bank under this Agreement with respect to such Converted Loan (including, without limitation, amounts payable pursuant to Section 2.11 hereof), on the date stated in the notice to the Borrower referred to above.

      Section 2.13. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline issued or request made after the Effective Date by any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Adjusted CD Rate Loans or Eurodollar Rate Loans, then the Borrower shall from time to time, subject to the provisions of Section 9.13, pay to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost upon demand by such Bank.

           (b) If any Bank shall have determined in good faith that any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" and becoming applicable to such Bank after the Effective Date, or that the adoption after the Effective Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Bank (or any lending office of such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) issued after the Effective Date by any such Governmental Authority or comparable agency, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's Commitment hereunder and other commitments of this type, then the Borrower shall from time to time, subject to the provisions of Section 9.13, pay to such Bank upon demand additional amounts sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's Commitment hereunder and similar amounts are being charged generally to other borrowers with similar commitments from such Bank.

           (c) Each Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 2.13 as promptly as practicable after such Bank obtains knowledge of the occurrence of such event. In no event shall the Borrower be obligated to compensate any Bank pursuant to this
Section 2.13 for any amounts described in paragraphs (a) or (b) above that accrued more than one hundred eighty (180) days prior to the date the notice described in the preceding sentence is given by the party requesting such compensation, but the foregoing shall in no way limit the right of such Bank to request compensation for amounts accrued during such one hundred eighty (180) day period or any future period. A certificate of such Bank setting forth in reasonable detail (i) such amount or amounts as shall be necessary to compensate such Bank (or participating banks or other entities pursuant to Section 9.02) as specified above and (ii) the calculation of such amount or amounts shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay to such Bank the amount shown as due on any such certificate within thirty
(30) days after its receipt of the same. The failure of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of the right of such Bank or any other Bank, to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital. The protection of this Section 2.13 shall be available to the Banks regardless of any possible contention of invalidity or inapplicability of law, regulation or condition which shall have been imposed.

      Section 2.14. Substitution of Banks. If one or more Banks requests compensation pursuant to Section 2.13 or declares a Eurodollar Event pursuant to Section 2.12 or the Borrower is required to deduct United States withholding taxes pursuant to Section 2.10(f) from amounts payable to one or more Banks under the Loan Documents (any such request, declaration or withholding is herein called a "Substitution Event" and any such Bank is herein called an "Affected Bank") the Borrower may give notice to such Affected Bank (with a copy to the Administrative Agent) that it wishes to seek one or more Eligible Assignees (which may be one or more of the other Banks) to assume the Commitment of such Affected Bank and to purchase the Loans of such Affected Bank and the other interests of such

Affected Bank in the Loan Documents (collectively, the "Affected Interests"). Each Affected Bank agrees to sell all of its Affected Interests pursuant to Section 9.02 to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on the Loans of such Affected Bank and all commitment fees and other fees and amounts due such Affected Bank under the Loan Documents, calculated, in each case, to the date such Affected Interests are purchased, whereupon such Affected Bank shall have no further Commitment or other obligation to the Borrower under the Loan Documents. Notwithstanding the foregoing, the Borrower may not replace any Affected Bank if (a) the Bank or Banks involved in such Substitution Event have aggregate Commitment Percentages in excess of thirty five percent (35%) or (b) the Borrower does not seek to replace each Bank involved in such Substitution Event.

                     ARTICLE III CONDITIONS OF CREDIT

      Section 3.01. Conditions Precedent to the Initial Borrowing. The obligation of each Bank to make its initial Loan on the occasion of the initial Borrowing hereunder is subject to the conditions precedent that the Administrative Agent shall have received on or before the date of such initial Borrowing all of the following, each dated (unless otherwise indicated) on or about the date hereof, in form and substance reasonably satisfactory to the Bank Group and in such number of counterparts as may be reasonably requested by the Administrative Agent:

           (a) The following Loan Documents duly executed by the Persons indicated below:

                (i) this Agreement executed by the Borrower and each member of the Bank Group,

               (ii) the Notes executed by the Borrower,

                 (iii) the Administrative Agent's Fee Letter executed by the Borrower and the Administrative Agent,

               (iv) the Syndication Agent's Fee Letter executed by the Borrower and the Syndication Agent; and

                (v) the Joint Letter executed by the Borrower, the Administrative Agent and the Syndication Agent.

           (b) A certificate of a Responsible Officer and of the secretary or an assistant secretary of the Borrower certifying, inter alia, (i) true and correct copies of resolutions adopted by the Board of Directors of the Borrower (A) authorizing the transactions contemplated hereby, (B) authorizing officers of the Borrower to execute and deliver the Loan Documents to which it is or will be a party and any related documents, (ii) true and correct copies of the articles of incorporation and bylaws (or other similar charter documents) of the Borrower and (iii) the incumbency and specimen signatures of the officers of the Borrower executing any documents on behalf of it.

           (c) A certificate of a Responsible Officer of the Borrower certifying that: (i) the representations and warranties contained in
Article IV are true and correct on and as of such date, as though made on and as of such date; (ii) no Default or Event of Default exists; and (iii) there has occurred since December 31, 1998, no Material Adverse Effect with respect to the Borrower or any Material Subsidiary.

           (d) The favorable, signed opinion of Jenkens & Gilchrist, a Professional Corporation, special counsel to the Borrower, addressed to the Bank Group, in form and substance reasonably satisfactory to the Bank Group.

           (e) Certificates of appropriate public officials as to the existence and good standing of the Borrower in the States of Nevada and Texas.

           (f) The payment to the Bank Group of the fees due to them as of such date under the Loan Documents, the payment to the Syndication Agent of the fees due to it as of such date under the Syndication Agent's Fee Letter, the payment to the Administrative Agent of the fees due to it as of such date under the Administrative Agent's Fee Letter, and the payment of all legal fees and expenses of Haynes and Boone, LLP, special counsel to the Syndication Agent, in connection with the preparation of this Agreement and the other Loan Documents and the closing of this transaction.

           (g) Such other documents, certificates and opinions as the Administrative Agent may reasonably request relating to this Agreement and the other Loan Documents.

     Section 3.02. Conditions Precedent to All Borrowings. The obligation of each Bank to make any Loan or to continue or convert any Loan pursuant to Section 2.02 shall be subject to the further conditions precedent that
(a) in the case of the initial Borrowing, prior to or simultaneously with such Borrowing, the Borrower shall consummate or have consummated the Hollywood Marine Merger, (b) on the Borrowing Date or such Conversion/Continuation Date, as applicable, of such Loan the following statements shall be true, and the Borrower, by virtue of its delivery of a Borrowing Request or request for Conversion or continuation shall be deemed to have certified to the Bank Group as of such Borrowing Date or such Conversion/Continuation Date, as applicable that (i) the representations and warranties contained in Article IV are true and correct on and as of such Borrowing Date or such Conversion/Continuation Date, as applicable, both before and after giving effect to such Loan, and as though made on and as of such date, except to the extent that such representations and warranties specifically refer to any earlier date and (ii) no Default or Event of Default has occurred and is continuing, or would result from such Loan or continuation or Conversion and (c) the Administrative Agent shall have received on or before such Borrowing Date or such
Conversion/Continuation Date, as applicable, such other documents, certificates and opinions as the Administrative Agent may reasonably request relating to this Agreement and the other Loan Documents, each in form and substance reasonably satisfactory to the Administrative Agent.

                 ARTICLE IV REPRESENTATIONS AND WARRANTIES

      In order to induce the Bank Group to enter into this Agreement, the Borrower hereby represents and warrants to the Bank Group as follows:

     Section 4.01. Corporate Existence; Etc. Each of the Borrower and each of its Material Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified or licensed to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where the failure to be so qualified or licensed will not have a Material Adverse Effect on either the Borrower individually or the Borrower and its Subsidiaries taken as a whole. Schedule 4.01 sets forth a complete list (including the Borrower's percentage equity interest therein) as of the date hereof of (a) all Consolidated Subsidiaries (Part A), and (b) all Excluded Affiliates (Part B), and a complete list as of the date hereof of
(c) all Consolidated Subsidiaries of Hollywood Marine, Inc. and (d) all other subsidiaries of Hollywood Marine, Inc. and other Persons in which it owns or controls five percent (5%) or more of the equity interests.

      Section 4.02. Corporate Authority; Binding Obligations. Each of the Borrower and each of its Material Subsidiaries has all requisite power and authority, corporate or otherwise, to conduct its business and own, operate and encumber its property. Each of the Borrower and each of its Subsidiaries has all requisite power and authority, corporate or otherwise, to execute, deliver and perform all of its obligations under the Loan Documents executed by, or to be executed by, such Person. The execution, delivery and performance of each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate and shareholder action. Each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party has been duly executed and delivered by such Person, is in full force and effect and constitutes the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally and general principles of equity.

     Section 4.03. No Conflict. The execution, delivery and performance by the Borrower or any of its Subsidiaries of each Loan Document to which such Person is a party and the consummation of each of the transactions contemplated thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any Requirement of Law or a breach of any provision contained in the articles or certificate of incorporation or bylaws of such Person, or any shareholder agreement pertaining to such Person, or contained in any material agreement, instrument or document to which it is now a party or by which it or its properties is bound, except for such violations or breaches that will not have a Material Adverse Effect on either the Borrower individually or the Borrower and its Subsidiaries taken as a whole; or (b) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of the Borrower or any of its Subsidiaries.

      Section 4.04. No Consent. No authorization, consent, approval, license, or exemption of or filing or registration with, any Governmental Authority or any other Person, was, is or will be necessary for the valid execution, delivery or performance by the Borrower or any of its
Subsidiaries of any of the Loan Documents to which it is a party and the consummation of each of the transactions contemplated thereby other than those that the failure to obtain, file or make will not have a Material Adverse Effect on either the Borrower individually or the Borrower and its Subsidiaries taken as a whole.

      Section 4.05. No Defaults or Violations of Law. No Default or Event of Default has occurred and is continuing. No default (or event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default) has occurred and is continuing with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which the Borrower or any of its Subsidiaries is a party or by which any of them or their properties is bound, except for such defaults that will not have a Material Adverse Effect on either the Borrower individually or the Borrower and its Subsidiaries taken as a whole. Neither the Borrower nor any of its Subsidiaries is in violation of any applicable Requirement of Law except for such violations that will not have a Material Adverse Effect on either the Borrower individually or the Borrower and its Subsidiaries taken as a whole.

      Section 4.06. Financial Position. (a) The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1998, and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, audited by KPMG Peat Marwick, independent public accountants, copies of which have been furnished to the Bank Group, fairly present the consolidated financial condition of the Borrower and its Subsidiaries at such date and the consolidated results of their operations and the consolidated cash flows of the Borrower and its Subsidiaries for the fiscal period ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis.

          (b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 1999 and the related unaudited consolidated statements of income, retained earnings and cash flows for the six month period then ended, copies of which have been furnished to the Bank Group, fairly present the consolidated financial condition of the Borrower and its Subsidiaries at such date and the consolidated results of their operations and the consolidated cash flows of the Borrower and its Subsidiaries for the six month period ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis, subject to normal year-end adjustments.

           (c) Since December 31, 1998, there has been no material adverse change in the consolidated financial condition or operations of the Borrower and its Subsidiaries.

           (d) Except as fully reflected in financial statements referred to in paragraphs (a) and (b) of this Section 4.06, as of the date hereof, there are no liabilities or obligations of the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to either the Borrower individually or the Borrower and its Subsidiaries taken as a whole.

      Section 4.07. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries, or the properties of any such Person, before or by any Governmental Authority or other Person, which could reasonably be expected to have a Material Adverse Effect on either the Borrower individually or the Borrower and its Subsidiaries taken as a whole.

      Section 4.08. Use of Proceeds. (a) The Borrower's uses of the proceeds of the Loans are, and will continue to be, legal and proper corporate uses (duly authorized by the Borrower's board of directors), and such uses are permitted by the terms of the Loan Documents, including, without limitation, Section 5.10, and all Requirements of Law.

           (b) Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan will be used, directly or indirectly, (i) to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or (ii) for the purpose of purchasing, carrying or trading in any securities, in either case under such circumstances as to involve any member of the Bank Group in a violation of Regulation U or the Borrower or any of its Subsidiaries in a violation of Regulation X. Following the application of the proceeds of each Loan, not more than 25% of the value of the assets of the Borrower, or of the Borrower and its Subsidiaries, which are subject to any arrangement with any member of the Bank Group (herein or otherwise) whereby the right or ability of the Borrower or its Subsidiaries to sell, pledge or otherwise dispose of such assets is in any way restricted, will be such margin stock.

      Section 4.09. Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Interstate Commerce Act, as amended, the Investment Company Act of 1940, as amended, or any other Requirement of Law such that the ability of any such Person to incur indebtedness is limited or its ability to consummate the transactions contemplated by this Agreement, the other Loan Documents or any document executed in connection therewith is impaired.

       Section 4.10. Disclosure. The schedules, documents, exhibits, reports, certificates and other written statements and information furnished by or on behalf of the Borrower or any of its Subsidiaries to the Bank Group do not contain any material misstatement of fact, or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not
misleading.   Neither  the  Borrower  nor  any  of  its  Subsidiaries   has
intentionally withheld any fact known to it which has or is reasonably likely to have a Material Adverse Effect on either the Borrower individually or the Borrower and its Subsidiaries taken as a whole.

      Section 4.11. ERISA. The Borrower and its ERISA Affiliates are in compliance in all material respects with ERISA and all Requirements of Law related thereto. No Reportable Event has occurred and is continuing with respect to any Plan. Neither the Borrower nor any of its ERISA Affiliates has any accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA) under any Plan.

      Section 4.12. Payment of Taxes. The Borrower has filed, and has caused each of its Material Subsidiaries to file, all federal, state and local tax returns and other reports that the Borrower and each such Material Subsidiary are required by law to file and have paid all taxes and other similar charges that are due and payable pursuant to such returns and reports, except to the extent any of the same may be contested in good faith by appropriate proceedings promptly initiated and diligently conducted, and with respect to which adequate reserves have been set aside on the books of such Person in accordance with generally accepted accounting principles.

      Section 4.13. Title and Liens. Each of the Borrower and its Material Subsidiaries has good and marketable title to each of the material properties and assets of such Person. All properties of the Borrower and its Material Subsidiaries and such Person's use thereof comply with applicable zoning and use restrictions, except where the failure to so comply will not have a Material Adverse Effect upon any such Person.

      Section 4.14. Pari Passu Ranking. The obligations of the Borrower to pay the principal of and interest on the Loans and all other amounts payable under the Loan Documents will rank at least pari passu as to payment with all other Debt of the Borrower now existing or hereafter incurred.

      Section 4.15. Environmental Matters. The Borrower and each of its Subsidiaries possess all environmental, health and safety licenses, permits, authorizations, registrations, approvals and similar rights necessary under law or otherwise for such Person to conduct its operations as now being conducted, each of such licenses, permits, authorizations, registrations, approvals and similar rights is valid and subsisting, in full force and effect and enforceable by such Person, and such Person is in compliance with all terms, conditions or other provisions of such permits, authorizations, registrations, approvals and similar rights except for such noncompliance that will not have a Material Adverse Effect on either the Borrower individually or the Borrower and its Subsidiaries taken as a whole. Neither the Borrower nor any of its Subsidiaries has received any notices of any violation of, noncompliance with, or remedial obligation under, Requirements of Environmental Laws, and there are no writs, injunctions, decrees, orders or judgments outstanding, or lawsuits, claims, proceedings, investigations or inquiries pending or, to the knowledge of the Borrower, threatened, relating to the ownership, use, condition, maintenance, or operation of, or conduct of business related to, any property owned, leased or operated by the Borrower or any of its Subsidiaries, or other assets of the Borrower or any of its Subsidiaries, other than those violations, instances of noncompliance, obligations, writs, injunctions, decrees, orders, judgments, lawsuits, claims, proceedings, investigations or inquiries that will not have a Material Adverse Effect on either the Borrower individually or the Borrower and its Subsidiaries taken as a whole. There are no material obligations, undertakings or liabilities arising out of or relating to Environmental Laws to which the Borrower or any of its Material Subsidiaries has agreed to, assumed or retained, or by which the Borrower or any of its Material Subsidiaries is adversely affected, by contract or otherwise. Neither the Borrower nor any of its Material Subsidiaries has received a written notice or claim to the effect that such Person is or may be liable to any Person as the result of a Release or threatened Release of a Hazardous Material.

      Section 4.16. Year 2000. The Borrower has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by customers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications and devices containing embedded computer chips used by Borrower or any of its Subsidiaries (or their respective customers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999),  (b)  developed  a plan and timeline for addressing  the  Year  2000
Problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable. The Borrower believes that all computer applications and devices containing imbedded computer chips (including those of its and its Subsidiaries' customers and vendors) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

       Section 4.17. Citizenship. The Borrower and its Consolidated Subsidiaries that are engaged in the operation of vessels in the coastwise trade of the United States are in compliance with the U.S. citizenship requirements applicable to Persons entitled to operate vessels in the coastwise trade of the United States to the extent required by the Jones Act, 46 U.S.C. Sec. 802, and other applicable Requirements of Law.

                      ARTICLE V AFFIRMATIVE COVENANTS

      So long as any principal amount of any Loan, any amount of interest accrued under any Loan Document, or any commitment, facility or other fee, expense, compensation or any other amount payable to any member of the Bank Group under the Loan Documents shall remain unpaid or outstanding or any Bank shall have any Commitment hereunder:

      Section 5.01. Reporting Requirements. The Borrower shall deliver or cause to be delivered to the Administrative Agent (with sufficient copies for the Administrative Agent to distribute the same to the other members of the Bank Group):

          (a) As soon as available and in any event within forty five (45) days after the end of each calendar quarter (other than the fourth quarter):

                (i) copies of the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such period, and consolidated and consolidating statements of income and retained earnings and a statement of cash flows of the Borrower and its Subsidiaries for that fiscal period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form (on a consolidated, but not a consolidating basis) the figures for the corresponding period of the preceding fiscal year, all in reasonable detail; and

                (ii) a certificate of a Responsible Officer of the Borrower (A) stating that such financial statements fairly present the consolidated financial position and results of operations of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles consistently applied, subject to normal year-end adjustments, (B) stating that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, the action the Borrower is taking or proposes to take with respect thereto, (C) setting forth calculations demonstrating compliance by the Borrower with Section 6.01 and
     Section 6.08, accompanied by a summary (on an entity- by-entity basis) of Investments in Excluded Affiliates and Funded Debt of the Borrower and its Consolidated Subsidiaries, as well as any Funded Debt or Fixed Charges resulting from a Guaranty of Debt of an Excluded Affiliate, and (D) identifying any changes in the Consolidated Subsidiaries and Excluded Affiliates since the date of the most recent certificate delivered pursuant to Section 5.01(a)(ii) or Section 5.01(b)(ii) (or in the case of the initial certificate, any changes from those specified in Schedule 4.01).

           (b) As soon as available and in any event within ninety (90) days after the end of each calendar year:

                (i) copies of the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such calendar year and consolidated and consolidating statements of income and retained earnings and a statement of cash flows of the Borrower and its Subsidiaries for such calendar year, in each case setting forth in comparative form (on a consolidated basis) the figures for the preceding calendar year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified or limited because of restricted or limited examination by the independent accountants of any material portion of the Borrower's or any Subsidiary's records) of independent accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Majority Banks, to the effect that such consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in which such accountants concur) and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards; and

                (ii) a certificate of a Responsible Officer of the Borrower (A) stating that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, the action the Borrower is taking or proposes to take with respect thereto, (B) setting, forth
     calculations  demonstrating  compliance  by  the  Borrower   with
     Section 6.01 and Section 6.08, accompanied by a summary (on an entity-by-entity basis) of Investments in Excluded Affiliates and Funded Debt of the Borrower and its Consolidated Subsidiaries, as well as any Funded Debt or Fixed Charges resulting from a Guaranty of Debt of an Excluded Affiliate, and (C) identifying any changes in the Consolidated Subsidiaries and Excluded Affiliates since the date of the most recent certificate delivered pursuant to Section 5.01(a)(ii) or Section 5.01(b)(ii).

           (c) Promptly after the sending or filing thereof, copies of all proxy statements and reports which the Borrower or any of its Subsidiaries sends to any holders of its respective securities, and copies of all regular, periodic and special reports and all registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange.

          (d) Promptly after the receipt thereof, copies of any reports or notices that the Borrower may receive from the PBGC or the U. S. Department of Labor indicating that a Reportable Event has occurred or an accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA) exists under any Plan or that any such Person or its ERISA Affiliates has failed to comply in all material respects with ERISA and all Requirements of Law related thereto.

          (e) Promptly after a Responsible Officer of the Borrower becomes aware of the occurrence of a Default or Event of Default, a certificate of a Responsible Officer of the Borrower setting forth details of such Default or Event of Default and the action which has been taken or is to be taken with respect thereto.

           (f) As soon as possible and in any event within ten (10) days after a Responsible Officer of the Borrower becomes aware thereof, written notice from a Responsible Officer of the Borrower of (i) the institution of or threat of, any action, suit, proceeding, governmental investigation or arbitration by any Governmental Authority or other Person against or affecting the Borrower or any of its Subsidiaries that could have a Material Adverse Effect on the Borrower or any of its Material Subsidiaries and that has not previously disclosed in writing to the Bank Group pursuant to this Section 5.01(f) or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration already disclosed to the Bank Group pursuant to this Section 5.01(f).

           (g) Promptly upon a Responsible Officer of the Borrower obtaining knowledge thereof, notice of (i) any violation of, noncompliance with, or remedial obligations under, Requirements of Environmental Laws that could have a Material Adverse Effect on the Borrower or any of its Material Subsidiaries, (ii) any Release or threatened Release affecting any property owned, leased or operated by the Borrower or any of its Subsidiaries that could have a Material Adverse Effect on the Borrower or any of its Material Subsidiaries, (iii) the amendment or revocation of any permit, authorization, registration, approval or similar right that could have a Material Adverse Effect on the Borrower or any of its Material Subsidiaries or (iv) new or proposed changes to Requirements of Environmental Laws that could have a Material Adverse Effect on the Borrower or any of its Material Subsidiaries.

           (h) Such other information as any member of the Bank Group may from time to time reasonably request respecting the business, properties, operations or condition, financial or otherwise, of the Borrower or any of its Subsidiaries.

     Section 5.02. Taxes; Claims. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon such Person or upon its income or profits, or upon any properties belonging to such Person, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any properties of the Borrower or any of its Material Subsidiaries, other than any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, and with respect to which adequate reserves are set aside on the books of such Person in accordance with generally accepted accounting principles.

      Section 5.03. Compliance with Laws. The Borrower will comply, and will cause each of its Subsidiaries to comply, with all applicable Requirements of Law imposed by, any Governmental Authority, noncompliance with which might have a Material Adverse Effect on the Borrower or any of its Material Subsidiaries. Without limitation of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Environmental Laws, operate its properties and conduct its business in accordance with good environmental practices, and handle, treat, store and disposed of Hazardous Materials in accordance with such practices, except where the failure to do so will not have a Material Adverse Effect on the Borrower or any of its Material Subsidiaries.

      Section 5.04. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, with financially sound, responsible and reputable insurance companies or associations, insurance, or self-insure against such risks, and in such amounts (and with co-insurance and deductibles), as are usually insured against by Persons of established reputation engaged in the same or similar businesses and similarly situated.

      Section 5.05. Corporate Existence; Etc. The Borrower will preserve and maintain, and (except as otherwise permitted by Section 6.05) will cause each of its Material Subsidiaries to preserve and maintain, its existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each of its Material Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is material to the business and operations of such Person or the ownership or leasing of the properties of such Person.

      Section 5.06. Inspections; Etc. From time to time during regular business hours upon reasonable prior notice, the Borrower will permit, and will cause each of its Subsidiaries to permit, any agents or representatives of any member of the Bank Group to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of any such Person with any of their respective independent public accountants, officers or directors, all at the expense of the Borrower.

      Section 5.07. Maintenance of Properties. The Borrower will maintain and preserve, and will cause each of its Material Subsidiaries to maintain and preserve, all of its material properties necessary for the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

      Section 5.08. Accounting Systems; Etc. The Borrower will keep, and will cause each of its Subsidiaries to keep, adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied (subject to year end adjustments), reflecting all financial transactions of such Person. The Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with generally accepted accounting principles, and each of the financial statements described herein shall be prepared from such system and records.

      Section 5.09. Contractual Obligations. The Borrower will comply, and will cause each of its Subsidiaries to comply, with their respective contractual obligations, except where failure to do so will not have a Material Adverse Effect on the Borrower or any of its Material Subsidiaries.

      Section 5.10. Use of Loan Proceeds. The Borrower will use the proceeds of all Loans hereunder for the following purposes: for working capital, capital expenditures, to provide liquidity for commercial paper, to finance the acquisition of Hollywood Marine, Inc., and general corporate purposes of the Borrower and its Consolidated Subsidiaries ; provided that such uses are, at the time made, otherwise consistent with the terms of this Agreement and all Requirements of Law and no Default or Event of Default would result therefrom.

      Section 5.11. Further Assurances in General. The Borrower at its expense shall, and shall cause each of its Subsidiaries to, promptly execute and deliver all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower or any of its Subsidiaries in the Loan Documents, including, without limitation, the accomplishment of any condition precedent that may have been waived by the Banks prior to the initial Borrowing or any subsequent Borrowings.

      Section 5.12. Year 2000. The Borrower has implemented and will cause each of its Subsidiaries to implement a plan and timeline for addressing the Year 2000 Problem, and will continue to implement that plan in accordance with that timetable. The Borrower will take and will cause each of its Subsidiaries to take all such actions as are reasonably necessary to successfully implement the plan and to assure that Year 2000 Problems will not have a Material Adverse Effect. At the request of the Administrative Agent or any Bank, the Borrower will provide a description of the plan, together with any update or progress reports thereto.

                       ARTICLE VI NEGATIVE COVENANTS

      So long as any principal amount of any Loan, any amount of interest accrued under any Loan Document, or any commitment, facility or other fee, expense, compensation or any other amount payable to any member of the Bank Group under the Loan Documents shall remain unpaid or outstanding or any Bank shall have any Commitment hereunder:

     Section 6.01.  Financial Covenants. The Borrower will not:

           (a) Fixed Charge Coverage Ratio. Permit the ratio of (i) Net Cash Flow to (ii) Fixed Charges, measured as of the last day of any calendar quarter for the twelve month period then ended, to be less than
1.25 to 1.0.

          (b) Debt Coverage Ratio. Permit the ratio of (i) Funded Debt as of the last day of any calendar quarter to (ii) Modified Net Cash Flow for the twelve month period then ended, to equal or exceed 3.5 to 1.0.

           (c) Minimum Net Worth. Permit Net Worth, measured as of the last day of any calendar quarter, to be less than the sum of (i)
$185,000,000, plus (ii) a cumulative amount (calculated as of the end of each fiscal year during the term of this Agreement) equal (x) to fifty percent (50%), if positive, zero percent (0%), if negative, of Net Income for the period July 1, 1999 through December 31, 1999 plus (y) fifty percent (50%), if positive, zero percent (0%), if negative, of Net Income for each fiscal year ending thereafter plus (iii) 100% of net cash proceeds from the issuance and sale (other than to a Subsidiary of the Borrower) after the Effective Date of the Borrower's capital stock.

      Section 6.02. Restrictions on Debt. (a) The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, create, incur, assume or suffer to exist, any Debt other than:

               (i) Debt of the Borrower under the Loan Documents, and the loans outstanding under the Existing Credit Agreement;

               (ii) Debt in respect of reimbursement obligations under
     letters   of   credit  or  similar  instruments   not   exceeding
     $5,000,000;

                (iii) unsecured Debt owing by the Borrower to any Consolidated Subsidiary;

                 (iv) unsecured Debt owing by any Consolidated Subsidiary to the Borrower or any other Consolidated Subsidiary so long as such Debt ranks pari passu with all other Debt of such Consolidated Subsidiary (except as contemplated by Section 6.02(d));

                (v) Debt (other than Derivative Obligations) of Consolidated Subsidiaries, so long as (A) no Default or Event of Default exists on the date such Debt is incurred or would result from the incurrence of such Debt, and (B) the aggregate amount of such Debt does not exceed twenty percent (20%) of Net Worth;

                (vi) Debt (other than Derivative Obligations) of the Borrower, so long as (A) such Debt is not Guaranteed by any Subsidiary of the Borrower and (B) no Default or Event of Default exists on the date such Debt is incurred or would result from the incurrence of such Debt; and

                (vii) Derivative Obligations of the Borrower and its Consolidated Subsidiaries, so long as (A) no Default or Event of Default exists on the date such Derivative Obligations are incurred or would result from the incurrence thereof and (B) the aggregate amount of such Derivative Obligations do not exceed ten percent (10%) of Net Worth.

           (b) The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, create, incur, assume or suffer to exist, any Guaranties or other contingent liabilities other than (i) Guaranties by Consolidated Subsidiaries that constitute Debt permitted by Section 6.02(a)(v), (ii) Guaranties by the Borrower that constitute Debt permitted by Section 6.02(a)(vi), (iii) other contingent liabilities (including undrawn letters of credit) in an amount not exceeding $5,000,000 at any time, and (iv) contingent liabilities arising under guaranties by the Borrower or its Subsidiaries of the obligations of the Borrower's
Subsidiaries under Environmental Laws, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and the Oil Pollution Act of 1990, as amended.

           (c) The Borrower will not permit any Excluded Affiliate to create, incur, assume or suffer to exist any Debt unless the agreements evidencing or providing for such Debt contain a provision to the effect that the holders of such Debt shall have no recourse against the Borrower or any of its Consolidated Subsidiaries, or any of their respective assets, for the payment of such Debt; provided, however, that the foregoing shall not apply to any such Debt of an Excluded Affiliate that is covered by a Guaranty from the Borrower or a Consolidated Subsidiary permitted by
Section 6.02(b).

          (d) The Borrower shall not permit Kirby Inland Marine to create, incur, assume or suffer to exist any Debt or other obligation that would constitute "Senior Obligations" (as such term is defined in that certain Revolving Credit Loan Agreement dated as of July 31, 1990, as amended, between Kirby Inland Marine, as borrower, and the Borrower, as lender) other than Debt arising under the Dixie Note Purchase Agreement as in effect on the Effective Date.

      Section 6.03. Restriction on Liens. The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, create, incur, assume or suffer to be created, assumed or incurred or to exist, any Lien upon any of their property or assets, whether now owned or hereafter acquired other than:

           (a) Liens arising after the date hereof pursuant to Section 6.9 (but not Section 7.3) of the Dixie Note Purchase Agreement as in effect on the Effective Date;

           (b) Liens against assets of the Borrower or a Consolidated Subsidiary securing Debt of such Person, so long as (i) the aggregate amount of all such secured Debt does not exceed $5,000,000, and (ii) such secured Debt is otherwise permitted by Section 6.02(a)(vi), in the case of the Borrower, or Section 6.02(a)(v), in the case of a Consolidated Subsidiary;

           (c) Liens imputed to Capital Leases under which a Consolidated Subsidiary is the lessee, so long as the Debt of such Consolidated
Subsidiary  in  respect  of  such Capital Lease  is  permitted  by  Section
6.02(a)(v);

          (d) Liens on property of any Consolidated Subsidiary that attach concurrently with such Consolidated Subsidiary's purchase thereof, and securing only Debt of such Consolidated Subsidiary permitted by Section 6.02(a)(v) and incurred to finance all or part of the purchase price of such property, and any extensions and renewals of such Liens so long as the Debt secured thereby is not greater than the Debt secured immediately prior to such extension and renewal and such Debt is permitted by Section 6.02(a)(v) at the time of such extension and renewal;

           (e) Liens for taxes, assessments or governmental charges or levies if the same shall at the time not be delinquent or thereafter may be paid without penalty, or the validity of which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which adequate reserves shall have been set aside on the books of the Borrower in accordance with generally accepted accounting principles;

           (f) carriers', warehousemen's and mechanics' liens and other similar Liens which arise in the ordinary course of business, do not materially impair the use or value of its properties or assets or the conduct of its business, and secure obligations that are not yet due and payable or are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which adequate reserves shall have been set aside on the books of the Borrower in accordance with generally accepted accounting principles or as to which adequate bonds shall have been obtained;

           (g) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation or to secure public or statutory obligations of the Borrower;

          (h) Liens created in favor of a Governmental Authority to secure partial, progress, advance or other contractual payments pursuant to any agreement or statute;

           (i) attachment, judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings in such manner as not to have the property subject to such Liens forfeitable;

           (j) easements, rights-of-way, reservations, exceptions, minor encroachments, restrictions and similar charges created or incurred in the ordinary course of business which in the aggregate do not materially interfere with the business operations of the Borrower and its Subsidiaries taken as a whole, and which were not incurred in connection with the borrowing of money; and

           (k) Liens against the capital stock, promissory notes and other equity or debt interests of any Consolidated Subsidiary, subject to compliance with Section 6.12.

     Section 6.04. Restrictions on Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting or having the effect of prohibiting the Borrower and its Subsidiaries from granting a Lien against or otherwise disposing of the capital stock, promissory notes or other equity or debt interests of any Consolidated Subsidiary, other than (i) this Agreement, and the Existing Credit Agreement, and (ii) in the case of Kirby Inland Marine, the provisions of Section 7.3 of the Dixie Note Purchase Agreement as in effect on the Effective Date and as thereafter amended to lessen or eliminate the restrictions contained therein.

      Section 6.05. Consolidated Subsidiaries Dispositions. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of (i) any capital stock or other equity interests of any Consolidated Subsidiary or (ii) all or substantially all of the assets of the Borrower or any Consolidated Subsidiary (whether in a single transaction or series of transactions), other than (A) any such disposition made to the Borrower or a wholly-owned Consolidated Subsidiary, (B) any disposition of capital stock or other equity interests in Kirby Inland Marine so long as after giving effect to such disposition the Borrower owns (either directly or indirectly through a wholly-owned Consolidated Subsidiary) at least 90% of the capital stock or other equity interests of Kirby Inland Marine, and (C) the disposition of the capital stock of Mariner Reinsurance Company, a company organized under the laws of Bermuda and a Consolidated Subsidiary, arising out of the liquidation and dissolution of such entity.

      Section 6.06. Restrictions on Consolidated Subsidiary Distributions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement restricting the ability of any Consolidated Subsidiary to (a) pay dividends or make other distributions on the capital stock or other equity interests of such Consolidated Subsidiary or (b) make loans or advances to the Borrower or any Subsidiary of the Borrower, other than (i) this Agreement, and (ii) in the case of Kirby Inland Marine, the provisions of Section 7.4 of the Dixie Note Purchase Agreement as in effect on the Effective Date and as thereafter amended to lessen or eliminate the restrictions contained therein.

      Section 6.07. Mergers and Acquisitions. The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, acquire (whether in one transaction or a series of transactions) all or substantially all of the assets of any Person or the capital stock or securities of any Person, or consolidate with or merge into any Person or permit any Person to consolidate or merge into it, unless: (a) in the case of an acquisition, such acquisition is not a Hostile Acquisition; (b) any business acquired in such transaction is similar or related to the businesses engaged in by the Borrower and its Consolidated Subsidiaries on the date hereof, (c) in the case of a merger (i) if the Borrower is a party to such merger, the Borrower is the surviving entity and the management of the Borrower shall be substantially unchanged and (ii) if a Consolidated Subsidiary is a party to such merger, either the Borrower or a Consolidated Subsidiary is the surviving entity; (d) immediately after giving effect and pro forma effect thereto, no Default or Event of Default shall exist; and (e) if the
Borrower incurs Funded Debt in excess of $25,000,000 to finance, or otherwise in connection with, any acquisition or merger otherwise permitted by this Agreement, then (i) the ratio of (A) the total consideration given by the Borrower and its Subsidiaries in connection therewith to (B) the projected net cash flow from the assets acquired pursuant to such transaction for the twelve-month period immediately following the closing of such transaction, must not be greater than 8.00 to 1.00 (for purposes of this clause (a) "projected net cash flow" shall mean the Borrower's estimate of the operating earnings from the assets acquired pursuant to such transaction for the twelve (12) month period immediately following the closing of such transaction, before tax, plus any depreciation and amortization included in such estimated operating earnings, all determined in accordance with generally accepted accounting principles and based upon such assumptions as are reasonably acceptable to the Majority Banks) and
(ii) the Administrative Agent shall have received (A) a certificate of a Responsible Officer of the Borrower showing satisfaction of the condition set forth in Section 6.07(e)(i), and (B) such other documents, opinions and information that the Administrative Agent or the Majority Banks may reasonably request in order to substantiate the same.

      Section 6.08. Restricted Investments. (a) The Borrower will not, and will not permit any Consolidated Subsidiary to, make, or enter into any commitment to make, any Restricted Investment if a Default or Event of Default exists either before or after giving effect thereto.

           (b) The Borrower will not, and will not permit any Consolidated Subsidiary to, make, or enter into any commitment to make, or permit to exist any Restricted Investment other than Restricted Investments that do not in the aggregate exceed twenty percent (20%) of Net Worth.

           (c) The Borrower will not permit the sum (without duplication) of (i) all Restricted Investments, made by the Borrower and its Consolidated Subsidiaries, plus (ii) all commitments by the Borrower and its Consolidated Subsidiaries to make Restricted Investments, plus (iii) all Debt (other than Derivative Obligations) of Consolidated Subsidiaries, to at any time exceed thirty-five percent (35%) of Net Worth.

      Section 6.09. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, at any time, declare or make, any Restricted Payment unless immediately after giving effect to such action no Default or Event of Default would exist.

      Section 6.10. Lines of Business. The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly engage to a material extent in any business other than those in which it is presently engaged or that are directly related thereto, or discontinue any of its existing lines of business or substantially alter its method of doing business.

     Section 6.11. Transactions with Affiliates. Neither the Borrower, nor any of its Consolidated Subsidiaries, will enter into any transaction with an Affiliate other than (a) transactions entered into in the ordinary course of business and upon terms no less favorable than those that the Borrower or its Consolidated Subsidiary, as applicable, could obtain in an arms length transaction with a Person that is not an Affiliate and (b) transactions between the Borrower and any of its Consolidated Subsidiaries, or between such Consolidated Subsidiaries, that do not and will not, either directly or indirectly, cause a Default or an Event of Default.

      Section 6.12. Pari Passu Liens. In the event the Borrower or any Consolidated Subsidiary creates, incurs, assumes, or suffers to be created, assumed, incurred or permits to exist, a Lien on capital stock, promissory notes or other equity or debt interests of any Consolidated Subsidiary, the Borrower or such Consolidated Subsidiary, as applicable, shall contemporaneously thereon grant a pari passu lien on such assets, on terms and conditions satisfactory to the Administrative Agent and the Majority Banks, so that all Indebtedness and obligations of the Borrower hereunder and under the other Loan Documents will be secured equally and ratably with any and all other Indebtedness secured thereby.

                            ARTICLE VII DEFAULT

     Section 7.01. Events of Default. If any of the following events (each an "Event of Default") shall occur and be continuing:

           (a) the Borrower shall fail to pay when due any installment of principal of the Loans; or

           (b) the Borrower shall fail to pay any interest on any Loan or any arrangement fee, commitment fee, utilization fee, administration fee, commission, expense, compensation, reimbursement or other amount when due, or any Person (other than a member of the Bank Group) shall fail to pay any amount payable by such Person hereunder or under any other Loan Document or other agreement or security document contemplated by or delivered pursuant to or in connection with this Agreement when due, and, in either event, such failure shall continue for five (5) Business Days; or

           (c) the Borrower shall fail to perform any term, covenant or agreement contained in Article VI or Section 5.01(e) of this Agreement; or

           (d) the Borrower shall fail to perform any term, covenant or agreement contained in this Agreement (other than those referenced in subsections (a), (b) and (c) of this Section 7.01) and such failure shall not have been remedied within ten (10) days after the earlier of (i) notice thereof from the Administrative Agent to the Borrower or (ii) discovery thereof by the Borrower; or

           (e) any Person (other than a member of the Bank Group) shall fail to perform any term, covenant or agreement contained in any Loan Document (other than those referenced in subsections (a), (b), (c) and (d) of this Section 7.01) to which it is a party and such failure shall not have been remedied within thirty (30) days after the earlier of (i) notice thereof from the Administrative Agent to the Borrower or (ii) discovery thereof by the Borrower; or

           (f) any representation or warranty made by any Person (other than a member of the Bank Group), or any such Person's officers, in any Loan Document to which it is a party or in any certificate, agreement, instrument or statement contemplated by or delivered pursuant to, or in connection with, any Loan Document shall prove to have been incorrect in any material respect when made; or

          (g) the Borrower or any of its Subsidiaries shall (i) default in the payment of any Debt (other than the amounts referred to in subsections
(a)  and  (b)  of this Section 7.01) owing by such Person that  constitutes
Material Debt as of the date of such default, or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Debt shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise; or (ii) fail to perform any term, covenant or condition on its part to be performed under any agreement or instrument evidencing, securing or relating to any such Debt, when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure is to accelerate, or to permit the holder or holders of such Debt to accelerate, the maturity of such Debt; or

           (h) any Loan Document shall (other than with the consent of the Majority Banks), at any time after its execution and delivery and for any reason, cease to be in full force and effect (except for such provisions that the Majority Banks determine are not material either individually or in the aggregate), or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Person party to the Loan Documents or any such Person shall deny that it has any or further liability or obligation under any Loan Document; or

           (i) any Reportable Event that might constitute grounds for the termination of any Plan, or for the appointment by an appropriate United States district court of a trustee to administer any Plan, shall have occurred and be continuing for at least thirty (30) days, or any Plan shall be terminated, or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan, and, in any such event, the then-current value of such Plan's benefits guaranteed under Title IV of ERISA at the time shall exceed by more than $5,000,000 the then-current value of such Plan's assets allocable to such benefits at such time; or

          (j) the Borrower or any of its Subsidiaries shall be adjudicated insolvent, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by any such Person seeking to adjudicate it insolvent, seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or the Borrower or any of its Subsidiaries shall take any action in furtherance of any of the actions set forth above in this Section 7.01 (j); or

          (k) any proceeding of the type referred to in Section 7.01(j) is filed, or any such proceeding is commenced against the Borrower or any of its Subsidiaries or any such Person by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order for relief is entered in an involuntary case under the bankruptcy law of the United
States, or an order, judgment or decree is entered appointing a trustee, receiver, custodian, liquidator or similar official or adjudicating any such Person insolvent, or approving the petition in any such proceedings, and such order, judgment or decree remains in effect for sixty (60) days; or

          (l) a final judgment or order for the payment of money in excess of $5,000,000 (net of acknowledged, uncontested insurance coverage from a financially sound, responsible and reputable insurance company or association) shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) a stay of enforcement of such judgment or order by reason of a pending appeal or otherwise, shall not be in effect for any period of thirty (30) consecutive days; or

          (m)  a Change of Control occurs with respect to the Borrower;

then, (i) upon the occurrence of any Event of Default described in Section 7.01(j) or Section 7.01(k), (A) the Commitments shall automatically terminate and (B) the entire unpaid principal amount of all Loans, all interest accrued and unpaid thereon, and all other amounts payable by the Borrower or any other Person under this Agreement, the Notes and the other Loan Documents shall automatically become immediately due and payable, without presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by the Borrower and each other Person, and (ii) upon the occurrence of any Event of Default, the Administrative Agent may, and upon the direction of the Majority Banks shall, by notice to the Borrower (A) declare the Commitments to be terminated, whereupon the same shall forthwith terminate and (B) declare the entire unpaid principal amount of all Loans, all interest accrued and unpaid thereon, and all other amounts payable by the Borrower or any other Person under this Agreement, the Notes and the other Loan Documents, to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by the Borrower and each other Person.

      Section 7.02. Setoff in Event of Default. Upon the occurrence and during the continuance of any Event of Default, each member of the Bank Group is hereby authorized, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by applicable law, to setoff and apply any and all deposits at any time held and other indebtedness at any time owing by such member of the Bank Group (or any branch, subsidiary or affiliate of such member of the Bank Group) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower or any other Person, now or hereafter existing under this Agreement, the Notes or the other Loan Documents, irrespective of whether or not such member of the Bank Group shall have made any demand for satisfaction of such obligations and although such obligations may be unmatured. Any member of the Bank Group exercising such right agrees to notify the Borrower promptly after any such setoff and application made by such Person; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank Group under this Section 7.02 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank Group may have hereunder or under any applicable law.

      Section 7.03. No Waiver; Remedies. No failure on the part of any member of the Bank Group to exercise, or any delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided in any of the other Loan Documents or by applicable law.

                   ARTICLE VIII THE ADMINISTRATIVE AGENT

     Section 8.01. Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action in such capacity on such Bank's behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes or of amounts owing under the other Loan Documents), the Administrative Agent shall not be required to exercise any discretion or take any action, but such Person shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and any other holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes such Person to personal liability or which is contrary to the Loan Documents or applicable law. The Administrative Agent is hereby expressly authorized on behalf of the other members of the Bank
Group, (a) to receive on behalf of each of the other members of the Bank Group any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder paid to such Persons, and promptly to distribute to each other member of the Bank Group its proper share of all payments so received; (b) to give notice within a reasonable time on behalf of each other member of the Bank Group to the Borrower of any Default or Event of Default of which the Administrative Agent has actual knowledge as provided in Section 8.08; (c) to distribute to the other members of the Bank Group copies of all notices, agreements and other material as provided for in this Agreement as received by such Person; and
(d) to distribute to the Borrower any and all requests, demands and approvals received by such Person from any other member of the Bank Group. Nothing herein contained shall be construed to constitute the
Administrative Agent as a trustee for any holder of the Notes or of a participation therein, nor to impose on any such Person any duties or obligations other than those expressly provided for in the Loan Documents.

      Section 8.02. Reliance, Etc. The Administrative Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for such acts or omissions of such Person constituting gross negligence or willful misconduct on the part of such Person (IT BEING THE EXPRESS INTENTION OF THE PARTIES THAT THE ADMINISTRATIVE AGENT AND ITS DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS SHALL HAVE NO LIABILITY FOR ACTIONS AND OMISSIONS HEREUNDER RESULTING THAT CONSTITUTE ORDINARY NEGLIGENCE, WHETHER SOLE OR CONTRIBUTORY) OR RESULT IN STRICT LIABILITY. Without limitation of the generality of the foregoing, the Administrative
Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Bank which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.02, and the Administrative Agent notifies such Person thereof, (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of the Borrower or any other Person or to inspect the property (including the books and records) of the Borrower or any other Person; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document, any collateral provided for therein, or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. The Administrative Agent, its directors, officers, employees or agents shall not have any responsibility to the Borrower on account of the failure or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or the Borrower of any of their respective obligations hereunder or in connection herewith.

      Section 8.03. Chase and Affiliates. Without limiting the right of any other Bank to engage in any business transactions with the Borrower or any of its Affiliates, with respect to its Commitment, the Loans made by it, the Note issued to it, and its interest in the Loan Documents, Chase shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Chase in its individual capacity. Chase, or any of its Affiliates, may be engaged in, or may hereafter engage in, one or more loan, letter of credit, leasing or other financing activities not the subject of the Loan Documents (such financing activities of Chase being, collectively, the "Other Financings") with the Borrower or any of its Affiliates, or may act as trustee on behalf of, or depositary for, or otherwise engage in other business transactions with the Borrower or any of its Affiliates (all Other Financings and other such business transactions of Chase being, collectively, the "Other Activities") with no responsibility to account therefor to the Banks. Without limiting the rights and remedies of the Banks specifically set forth in the Loan Documents, no other Bank shall have any interest in (a) any Other Activities, (b) any present or future guarantee by or for the account of the Borrower not contemplated or included in the Loan Documents, (c) any present or future offset exercised by the Administrative Agent in respect of any such Other Activities, (d) any present or future property taken as security for any such Other Activities or (e) any property now or hereafter in the possession or control of the Administrative Agent which may be or become security for the obligations of the Borrower under the Loan Documents by reason of the general description of indebtedness secured, or of property, contained in any other agreements, documents or instruments related to such Other Activities; provided, however, that if any payment in respect of such guarantees or such property or the proceeds thereof shall be applied to reduction of the obligations evidenced hereunder and by the Notes, then each Bank shall be entitled to share in such application according to its pro rata portion of such obligations.

      Section 8.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any other member of the Bank Group and based on the financial statements referred to in Section 4.06 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any other member of the Bank Group and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     Section 8.05. Indemnification. The Banks agree to indemnify each of the Administrative Agent, the Syndication Agent and the Documentation Agent (for purposes of this paragraph, each, an "Agent") and their respective officers, employees, agents, Affiliates, directors and shareholders (collectively, for purposes of this Section, "Indemnitees") (to the extent not reimbursed by the Borrower) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against an Indemnitee in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by an Agent under this Agreement or the other Loan Documents, provided, that no Bank shall be liable to an Indemnitee for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee's gross negligence or willful misconduct. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE INDEMNITEES SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF THE INDEMNITEES. The Administrative Agent shall not be required to do any act hereunder or under any other document or instrument delivered hereunder or in connection herewith or take any action toward the execution or enforcement of the agencies hereby created, or to prosecute or defend any suit in respect of this Agreement or the Loan Documents or any collateral security, unless indemnified to its satisfaction by the holders of the Notes against loss, cost, liability, and expense. If any indemnity furnished to the Administrative Agent for any purpose is, in the opinion of the Administrative Agent, insufficient or becomes impaired, the Administrative Agent may call for additional indemnity and not commence or cease to do the acts indemnified against until such additional indemnity is furnished. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including external counsel fees and the allocated costs of internal counsel) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

      Section 8.06. Employees of the Administrative Agent, Etc. The Administrative Agent may execute any of its respective duties under this Agreement, the other Loan Documents and any instrument, agreement or document executed, issued or delivered pursuant hereto or thereto or in connection herewith or therewith, by or through employees, agents and attorneys-in-fact, and shall not be answerable for the default or misconduct of any such employee, agent or attorney-in-fact selected by it with reasonable care. The Administrative Agent may, and upon the written instruction of the Majority Banks shall, enforce on behalf of the Banks any claims which the Administrative Agent and/or the Banks may have against any such employee, agent or attorney-in-fact, and any recovery therefrom shall be applied for the pro rata benefit of the Banks.

      Section 8.07. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the other members of the Bank Group and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement, subject to the requirement that such retiring Administrative Agent will execute such documents and take such actions as may be necessary or desirable to cause the successor Administrative Agent to be vested with all such rights, powers, privileges and duties. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. All costs and expenses incurred by the Bank Group in connection with any amendments or other documentation required by this Section 8.07 shall be paid by the Borrower pursuant to Section 9.04 hereof.

      Section 8.08. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless it shall have received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default" or "notice of event of default," as applicable. If the Administrative Agent receives such a notice from the Borrower, the Administrative Agent shall give notice thereof to the other members of the Bank Group and, if such notice is received from a Bank, the Administrative Agent shall give notice thereof to the other members of the Bank Group and the Borrower. The Administrative Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in this Article VIII.

      Section 8.09. Execution of Loan Documents. Each member of the Bank Group hereby authorizes and directs the Administrative Agent to execute and deliver each Loan Document (including, without limitation; those specified in Section 3.01) to be executed by the Administrative Agent on or about the Effective Date pursuant to the terms of this Agreement and the other Loan Documents.

      Section 8.10. Syndication Agent, Documentation Agent, Co-Agents, Co-Lead Arrangers and Book Manager. None of Banks identified on the facing page or signature pages of this Agreement as a "Syndication Agent", "Documentation Agent", "Co-Agents", "Co-Lead Arranger" or "Book Manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of Banks so identified as a "Syndication Agent", "Documentation Agent", "Co-Agents", "Co-Lead Arranger" or "Book Manager" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of such Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                ARTICLE IX
                               MISCELLANEOUS

      Section 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, any Note or any other Loan Document, or consent to any departure by any Person herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive or amend any of the conditions specified in Section 3.01, (b) to extend the term of or increase the Commitments of the Banks, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) release the Borrower or any other Person from its payment obligations to the Bank Group, regardless of whether such obligations are those of a primary obligor, a guarantor or surety, or otherwise, (f) take action which expressly requires the signing of all the Banks pursuant to the terms of this Agreement, (g) change the Commitment Percentages or the aggregate unpaid principal amount of the Notes, or the number of Banks, as the case may be, required for the Administrative Agent or the Banks or any of them to take any action under this Agreement or amend the definition of Majority Banks or (h) amend this Section 9.01; provided, further, that no amendment, waiver or consent shall unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. No notice to or demand on Borrower or any other Person in any case shall entitle them to any other or further notice or demand in similar or other circumstances.

      Section  9.02.  Participation Agreements and Assignments.    (a)  (i)
Subject to Section 9.02(a)(ii), each Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note held by it) and the other Loan Documents; provided, however, that (A) no such assignment shall be made unless such assignment and assignee have been approved by the Administrative Agent and, so long as no Default or Event of Default exists, the Borrower, such approvals not to be unreasonably withheld, provided that such approvals shall not be required if the assignee is an Affiliate of the assignor Bank, (B) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations of the assignor under this Agreement and the other Loan Documents, and no assignment shall be made unless it covers a pro rata share of all rights and obligations of such assignor under this Agreement and the other Loan Documents, (C) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall, unless otherwise agreed to by the Administrative Agent, in no event be less than $5,000,000 and shall be an integral multiple of $ 1,000,000, (D) each such assignment shall be to an Eligible Assignee, (E) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (defined below), an Assignment and Acceptance, together with any Note subject to such assignment, and (F) such parties shall pay to the Administrative Agent a processing fee of $2,500.00. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance,
(1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank under the Loan Documents and (2) the assigning Bank thereunder shall, to the extent that rights and obligations under the Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                (ii) In the event any Bank desires to transfer all or any portion of its rights and obligations under the Loan Documents to any Person other than an Affiliate of such Bank, it shall give the Borrower and the Administrative Agent prior written notice of the identity of such transferee and the terms and conditions of such transfer (a "Transfer Notice"). So long as no Default or Event of Default has occurred and is continuing, the Borrower may, no later than ten (10) days following receipt of such Transfer Notice, designate an alternative transferee and such Bank shall thereupon be obligated to sell the interests specified in such Transfer Notice to such alternative transferee, subject to the following:
(A) such transfer shall be made on the same terms and conditions outlined in such Transfer Notice, (B) such transfer shall otherwise comply with the terms and conditions of the Loan Documents (including Section 9.02(a)(i)), and (C) such alternative transferee must be an Eligible Assignee approved by the Administrative Agent. If the Borrower shall fail to designate an alternative transferee within such ten (10) day period, such Bank shall, subject to compliance with the other terms and provisions hereof, be free to consummate the transfer described in such Transfer Notice.

           (b) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 4.06 and such ther documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any member of the Bank Group (including such assigning Bank) and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Bank.

           (c) The Administrative Agent shall maintain at its address referred to in Section 9.03 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each member of the Bank Group may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any member of the Bank Group at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with any Note subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D and satisfies all other requirements set forth in this Section 9.02, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the other members of the Bank Group. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Notes, new Notes to the order of such Eligible Assignee in an amount corresponding to the Commitment assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, new Notes to the order of the assigning Bank in an amount corresponding to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form prescribed by Section 2.03 hereto.

           (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) and the other Loan Documents shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and the participating banks or other entities shall not be considered a "Bank" for purposes of the Loan Documents, (iii) the participating banks or other entities shall be entitled to the cost protection provisions contained in Section 2.10 through Section 2.13 and the rights of setoff contained in Section 7.02, in each case to the same extent that the Bank from which such participating bank or other entity acquired its participation would be entitled to the benefit of such cost protection provisions and rights of setoff and (iv) the Borrower and the other members of the Bank Group shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, and such Bank shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to the amounts of any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, or the dates fixed for payments of principal or interest on the Loans).

            (f)    Anything   in  this  Section  9.02   to   the   contrary
notwithstanding, any Bank may at any time, without the consent of the Borrower or the Administrative Agent, assign and pledge all or any portion of its Note and the Loans owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

           (g) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.02, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any confidential information relating to the Borrower received from such Bank.

      Section 9.03. Notices. All correspondence, statements, notices, requests and demands (collectively "Communications") shall be in writing (including telegraphic Communications) and mailed, telegraphed, telecopied, facsimile transmitted or delivered as follows:

          if to the Borrower:

                    Kirby Corporation
                    1775 St. James Place, Suite 200
                    Houston, Texas  77056
                    Attention:  Chief Financial Officer
                    Telecopier:  (713) 435-1010

           if to the Administrative Agent:

                    Chase Bank of Texas, National Association
                    712 Main Street
                    Houston, Texas  77002
                    Attention:  Houston Diversified Industries
                    Telecopier:  (713) 216-6004

          with a copy to:

                    Chase Securities Inc.
                    Muniram Apanna
                    Agency Services
                    One Chase Manhattan Plaza
                    8th Floor
                    New York, New York 10081
                    Telephone: (212) 552-7943
                    Telecopier:  (212) 552-7490

if to any Bank, at its address for notices set forth in Schedule 9.03, or as to each such party, at such other address as such party shall designate in a written Communication to each of the other parties hereto. All such Communications shall be effective, in the case of written or telegraphed Communications, when deposited in the mails or delivered to the telegraph company, respectively, and, in the case of a Communication by telecopy or facsimile transmission, when telecopied or transmitted against receipt of a confirmation, in each case addressed as aforesaid, except that Communications to any member of the Bank Group pursuant to Article II and
Article VIII shall not be effective until received by such Persons.

      Section 9.04. Costs and Expenses. The Borrower agrees to pay on demand (a) all reasonable costs and expenses of the Syndication Agent in connection with the preparation, execution, delivery and syndication of this Agreement, including, without limitation, the reasonable fees and expenses of counsel, (b) all reasonable costs and expenses of the Administrative Agent incurred in connection with the administration of the Loan Documents and any other agreements or security documents delivered in connection with or pursuant to any of the Loan Documents, including, without limitation, the reasonable fees and expenses of counsel and (c) all costs and expenses of the Administrative Agent, and during the existence of an Event of Default, any Bank, incurred in connection with the enforcement of the Loan Documents and any other agreements or security documents executed in connection with or pursuant to any of the Loan Documents, including, but not limited to, the fees and out-of-pocket expenses of counsel with respect thereto, and the costs and expenses in connection with the custody, preservation, use or operation of, or the sale of, or collection from, or other realization upon the sale of, or collection from, or other realization upon any collateral covered by any of the Loan Documents or any other documents executed in connection with or pursuant to any of the Loan Documents. The agreements of Borrower contained in this
Section 9.04 shall survive the termination of the Commitments and the payment of all other amounts owing hereunder or under any of the other Loan Documents.

      Section 9.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Banks and their respective successors and assigns, except that the Borrower may not assign or transfer its rights hereunder without the prior written consent of the Banks.

     Section 9.06. Independence of Covenants. All covenants contained in the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

      Section 9.07. Survival of Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents or made in writing by the Borrower in connection herewith or therewith, shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents and the repayment of the Loans. Any investigation by any member of the Bank Group shall not diminish in any respect whatsoever its right to rely on such representations and warranties.

     Section 9.08. Severability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

      Section 9.09. Captions. The captions in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Agreement.

      Section 9.10. Limitation by Law. All provisions of this Agreement and the other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or any other Loan Document invalid or unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

      Section 9.11. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

      Section 9.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas and applicable federal law; provided, however, notwithstanding the foregoing or any other provision of this Agreement, nothing in this Agreement, the Notes or the other Loan Documents shall be deemed to constitute a waiver of any rights which any Bank may have under federal legislation relating to the rate of interest which such Bank may contract for, take, reserve, receive or charge in respect of any Debt owing to such Bank hereunder. Texas Finance Code, Chapter 346 (formerly Chapter 15, Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925), as amended (relating to revolving loan and revolving triparty accounts), shall not apply to this Agreement or the Notes or the transactions contemplated hereby.

      Section 9.13. Limitation on Interest. Each provision in this Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by the Borrower for the use, forbearance or detention of the money to be loaned under this Agreement or any other Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate. To the extent that the Highest Lawful Rate applicable to a Bank is at any time determined by Texas law, such rate shall be the weekly ceiling (formerly the indicated rate ceiling) determined in accordance with Tex.Rev.Civ.Stat., Title 79, Article 5069-1D.003, also codified at Texas Finance Code, Section 303.301 (formerly
Article  5069-1.01(a)(i)), as amended; provided, however, to the extent the

Loans   are   deemed  open  end  accounts  as  such  term  is  defined   in
Tex.Rev.Civ.Stat., Title 79, Article 5069-1B.002(14) (formerly Article 5069-1.01(f)), the Banks from time to time by notice from the Administrative Agent to Borrower may revise the aforesaid election of such interest rate ceiling as such ceiling affects the then-current or future balances of the Loans outstanding under the Notes. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, if the maturity of the Notes or the obligations in respect of the other Loan Documents are accelerated for any reason, or in the event of prepayment of all or any portion of the Notes or the obligations in respect of the other Loan Documents by the Borrower or in any other event, earned interest on the Loans and such other obligations of the Borrower may never exceed the maximum amount permitted by applicable law, and any unearned interest otherwise payable under the Notes or the obligations in respect of the other Loan Documents that is in excess of the maximum amount permitted by applicable law shall be cancelled automatically as of the date of such acceleration or prepayment or other such event and, if theretofore paid, shall be credited on the principal of the Notes or, if the principal of the
Notes  has  been  paid in full, refunded to the Borrower.   In  determining
whether   or  not  the  interest  paid  or  payable,  under  any   specific
contingency, exceeds the Highest Lawful Rate, the Borrower and the Banks shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with the Loan Documents.

      Section 9.14. Indemnification. The Borrower agrees to indemnify, defend and hold each member of the Bank Group, the Syndication Agent and the Documentation Agent, as well as their respective officers, employees, agents, Affiliates, directors and shareholders (collectively, "Indemnified Persons") harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or reasonable expense (including interest, penalties, reasonable attorneys' fees (including without limitation the allocated cost of internal counsel) and amounts paid in settlement) incurred by or asserted against any Indemnified Person arising out of, in any way connected with, or as a result of (i) the execution and delivery of this Agreement and the other documents contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Loans by each Bank) and consummation of the transactions contemplated hereby and thereby, (ii) the actual or proposed use of the proceeds of the Loans,
(iii) any violation by the Borrower or any of its Subsidiaries of any Requirement of Law, including but not limited to Environmental Laws, (iv) any member of the Bank Group being deemed an operator of any real or personal property of the Borrower or any of its Subsidiaries in circumstances in which no member of the Bank Group is generally operating or generally exercising control over such property, to the extent such losses, liabilities, damages, judgments, claims, deficiencies or expenses arise out of or result from any Hazardous Materials located in, on or under such property or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Person is a party thereto; provided that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of, or willful violation of the Loan Documents by, such Indemnified Person. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, IT IS THE EXPRESS INTENTION OF THE BORROWER THAT EACH INDEMNIFIED PERSON SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DEFICIENCIES, JUDGMENTS OR REASONABLE EXPENSES ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF SUCH INDEMNIFIED PERSON. Each Indemnified Person will attempt to consult with the Borrower prior to entering into any settlement of any lawsuit or proceeding that could give rise to a claim for indemnity under this Section 9.14, although nothing herein shall give the Borrower the right to direct or control any such settlement negotiations or any related lawsuit or proceeding on behalf of such Indemnified Party. The obligations of the Borrower under this Section
9.14 shall survive the termination of this Agreement.

      Section 9.15 Submission to Jurisdiction. The Borrower hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Houston, Texas over any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents, and the Borrower irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas state or federal court; provided, however, nothing in this Section 9.15 is intended to waive the right of any member of the Bank Group to remove any such action or proceeding commenced in any such Texas state court to an appropriate Texas federal court to the extent the basis for such removal exists under applicable law. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing by certified mail of copies of such process to it at its address specified herein. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 9.15 shall affect the right of any member of the Bank Group to serve legal process in any other manner permitted by law or affect the right of any member of the Bank Group to bring any action or proceeding against any of the Borrower, or such person's properties, in the courts of any other jurisdiction.

     Section 9.16. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND THE BANK GROUP HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE BANK GROUP IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

      Section 9.17 FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE A LOAN AGREEMENT FOR PURPOSES OF SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                    [SIGNATURES BEGIN ON THE NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                    KIRBY CORPORATION

                    By:  /S/ Norman W. Nolen
                         -------------------------------------
                         Norman W. Nolen
                         Senior Vice President
                         Chief Financial Officer and Treasurer



                    CHASE BANK OF TEXAS,
                    NATIONAL ASSOCIATION, as
                    Administrative Agent and as a Bank

                    By:  /S/ Michael Ondruch
                         -------------------------------------
                             Name:  Michael Ondruch
                             Title: Vice President



                    BANK OF AMERICA, N.A., as
                    Syndication Agent and as a Bank

                    By:  /S/ Claire Liu
                         -------------------------------------
                             Name:  Claire Liu
                             Title: Managing Director



                    BANK ONE, TEXAS, N.A.,
                    as Documentation Agent and as a Bank

                    By:  /S/ John J. Zollinger, IV
                         -------------------------------------
                             Name:  John J. Zollinger, IV
                             Title: Vice President



                    FIRST UNION NATIONAL BANK,
                    as Co-Agent and as a Bank

                    By:  /S/ Roy O. Young
                         -------------------------------------
                             Name:  Roy O. Young
                             Title: Vice President



            [THIS IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                    THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH, as Co-Agent and as a Bank

                    By:  /S/ Michael N. Oakes
                         -------------------------------------
                             Name:  Michael N. Oakes
                             Title: Senior Vice President,
                                    Houston Office



                    WELLS FARGO BANK (TEXAS),
                    NATIONAL ASSOCIATION, as Co-Agent and as a Bank

                    By:  /S/ Nipul V. Patel
                         -------------------------------------
                             Name:  Nipul V. Patel
                             Title: Assistant Vice President



                    BANKBOSTON, N.A.

                    By:  /S/ Sean F. McCarthy
                         -------------------------------------
                             Name:  Sean F. McCarthy
                             Title: Vice President



                    THE BANK OF TOKYO-MITSUBISHI, LTD.,
                    HOUSTON AGENCY

                    By:  /S/ John W. McGhee
                         -------------------------------------
                             Name:  John W. McGhee
                             Title: Vice President and Manager



                    DEN NORSKE BANK ASA

                    By:  /S/ Barbara Gronquist
                         -------------------------------------
                             Name:  Barbara Gronquist
                             Title: First Vice President

                    By:  /S/ Chr. Tobias Backer
                         -------------------------------------
                             Name:  Chr. Tobias Backer
                             Title: Assistant Vice President



            [THIS IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                    HIBERNIA NATIONAL BANK

                    By:  /S/ S. John Castellano
                         -------------------------------------
                             Name:  S. John Castellano
                             Title: Senior Vice President



                    SOUTHWEST BANK OF TEXAS, N.A.

                    By:  /S/ Gary Tolbert
                         -------------------------------------
                             Name:  Gary Tolbert
                             Title: Senior Vice President



            [THIS IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                  ANNEX A
                                DEFINITIONS

      "Acquisition" means a transaction resulting in (a) acquisition by the Borrower, directly or indirectly, of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) acquisition by the Borrower of in excess of 50% of the capital stock, partnership interests, or other equity of any Person, or otherwise causing such Person to become a Subsidiary of the Borrower, or (c) a merger or consolidation of other combination of the Borrower with another Person.

     "Adjusted CD Rate" means, for any Interest Period for each Adjusted CD Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the sum of. (a) the rate per annum obtained by dividing (i) the rate of interest determined by the Administrative Agent to be the arithmetic average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the consensus bid rate determined by the Administrative Agent for the bid rates per annum, on or about 9:00 A.M. (Houston time) (or as soon thereafter as practicable) one Business Day before the first day of such Interest Period, of certificate of deposit dealers of recognized standing selected by the Administrative Agent for the purchase at face value of certificates of deposit of the Administrative Agent in an amount approximately equal to the Adjusted CD Rate Loan to be made by the Administrative Agent in its capacity as a Bank and comprising part of such Borrowing and with a maturity equal to such Interest Period, by (ii) a percentage equal to 100% minus the Adjusted CD Rate Reserve Percentage for such Interest Period, plus (b) the Assessment Rate in effect from time to time during such Interest Period.

      "Adjusted CD Rate Borrowing" means a Borrowing consisting of Adjusted CD Rate Loans.

     "Adjusted CD Rate Loan" means a Loan that the Borrower has designated, or is deemed to have designated, as such in accordance with Article II.

      "Adjusted CD Rate Reserve Percentage" means, for the Interest Period for each Adjusted CD Rate Loan comprising part of the same Borrowing, the reserve percentage applicable one Business Day before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in Houston, Texas with deposits exceeding one billion dollars, or with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits in the United States with a maturity equal to such Interest Period.

      "Adjusted Net Income" means, for any period, Net Income for such period; less, to the extent otherwise included in such Net Income (a) any gain or loss arising from the sale of capital assets of the Borrower and its Consolidated Subsidiaries; (b) any gain arising from any write-up of assets of the Borrower and its Consolidated Subsidiaries; (c) earnings of any other Person, substantially all of the assets of which have been acquired by the Borrower or any of its Consolidated Subsidiaries in any manner, to the extent that such earnings were realized by such other Person prior to the date of such acquisition;(d) net earnings of any Person (other than a Consolidated Subsidiary) in which the Borrower or any of its Consolidated Subsidiaries has an ownership interest, except for the portion of such net earnings that have been distributed to the Borrower or a Consolidated Subsidiary; (e) the earnings of any Person to which assets of the Borrower or any of its Consolidated Subsidiaries shall have been sold, transferred or disposed of, to the extent that such earnings arise after the date of such transaction; (f) the earnings of any Person into which the Borrower or any of its Consolidated Subsidiaries shall have merged, to the extent that such earnings arise prior to the date of such merger; (g) any gain arising from the acquisition of any securities of the Borrower or any of its Consolidated Subsidiaries; and (h) the taxes, if any, included in the calculation of the consolidated net earnings, if any, described in clauses (a) through (g); plus, to the extent not otherwise included in such Net Income, all distributions, other than returns of capital, which have been made to the Borrower or a Consolidated Subsidiary by any Person, other than a Consolidated Subsidiary, in which Borrower or any of its Consolidated Subsidiaries has an ownership interest.

     "Affected Bank" has the meaning specified in Section 2.14.

     "Affected Interests" has the meaning specified in Section 2.14.

     "Affiliate" means, when used with respect to any Person, (a) any other Person (including any member of the immediate family of any such natural person) who directly or indirectly beneficially owns or controls five percent (5%) or more of the total voting power of shares of capital stock of such Person having the right to vote for directors (or other individuals performing similar functions) under ordinary circumstances, (b) any Person controlling, controlled by or under common control with any such Person (within the meaning of Rule 405 under the Securities Act of 1933) and (c) any director or executive officer of such Person.

      "Administrative Agent" has the meaning specified in the introduction to this Agreement.

      "Administrative  Agent's  Fee Letter" has the  meaning  specified  in
Section 2.09.

      "Agreement" means this Credit Agreement, as the same may from time to time be amended, supplemented or modified and in effect.

      "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Loan, and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

      "Applicable Amount" means, for any day, with respect to outstanding Loans of the Types referred to below, and the commitment fees and utilization fees referred to below (expressed in basis points), as the case may be, the per annum amount set forth below under the caption "Commitment Fee," "Applicable Margin for Eurodollar Rate Loans," "Applicable Margin for Base Rate Loans," "Applicable Margin for Adjusted CD Rate Loans" or "Utilization Fee", as the case may be, based upon the two highest Debt Ratings applicable on such date:

                                   Applicable
                                     Margin     Applicable   Applicable
                                      for       Margin for   Margin For
    Debt              Commitment   Eurodollar   Base Rate   Adjusted CD  Utilization
   Rating                Fee       Rate Loans     Loans      Rate Loans      Fee
-----------          -----------  -----------  -----------  ----------   ----------
>BBB+/Baa1             17.5 bps      75.0 bps       0           87.5       12.5 bps
-

>BBB/Baa2              20.0 bps      87.5 bps       0          100.00      12.5 bps
-

>BBB-/Baa3             25.0 bps     100.0 bps       0          112.5       25.0 bps
-

>BB+/Ba1               30.0 bps     125.0 bps       0          137.5       25.0 bps
-

<BB+/Ba1 or unrated    35.0 bps     150.0 bps       0          162.5       25.0 bps

      For purpose of the foregoing, (i) if either Moody's, S&P or Duff & Phelps shall not have in effect a Debt Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in the lowest of the categories above; (ii) if the two highest ratings established or deemed to have established by Moody's, S&P and Duff & Phelps shall differ by more than one level, the rating which is one level above the lower rating shall apply; and (iii) if the ratings established or deemed to have been established by Moody's, S&P or Duff & Phelps for the Debt Rating shall be changed (other than as a result of a change in the rating system of Moody's, S&P or Duff & Phelps), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Amount shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's, S&P or Duff & Phelps shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Amount shall be determined by reference to the rating most recently in effect prior to such change or cessation.

      "Assessment Rate" means, for any day, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. 327.4 (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor thereto) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee and accepted by the Administrative Agent, in substantially the form of Exhibit D.

      "Availability Period" means the period from the Effective Date to the Revolving Termination Date.

      "Bank Group" means, collectively, the Administrative Agent and the Banks.

      "Banks" has the meaning specified in the introduction to this Agreement.

      "Base Rate" means, as of any particular date, a rate per annum equal to the higher of (a) the Federal Funds Rate plus one-half of one percent (1/2%), and (b) the Base Rate per annum most recently announced by the Administrative Agent as its base rate of interest per annum, automatically fluctuating upward or downward, as the case may be, on the day of each announcement without special notice to the Borrower or any other Person. The Borrower acknowledges that the base rate referred to in clause (b) of the preceding sentence may not be the Administrative Agent's best or lowest rate, or favored rate, and any statement, representation or warranty in that regard or to that effect is hereby expressly disclaimed by the Administrative Agent.

     "Base Rate Borrowing" means a Borrowing consisting of Base Rate Loans.

      "Base Rate Loan" means a Loan that the Borrower has designated, or is deemed to have designated, as such in accordance with Article II.

      "Borrower" has the meaning specified in the introduction to this Agreement.

     "Borrowing" means a group of Loans of a single Type made by the Banks, or Converted into such, as applicable, on a single date and as to which a single Interest Period is in effect.

      "Borrowing Date" means, with respect to the initial funding of any Borrowing, the date on which the proceeds of such Borrowing are to be made available to the Borrower.

     "Borrowing Request" has the meaning specified in Section 2.02.

     "Business Day" means a day of the year on which banks are not required or authorized to close in Houston, Texas or in New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Loans, on which dealings are carried on in the applicable Eurodollar interbank market.

      "Capital Expenditures" means, for any period, the expenditures and costs made by the Borrower and its Consolidated Subsidiaries (on a consolidated basis) during such period (whether paid in cash or accrued as liabilities during that period and including that portion of Capital Leases that is capitalized on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries) that, in accordance with generally accepted accounting principles consistently applied, are required to be included in or reflected by the property, plant or equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower.

     "Capital Lease" means, as to any Person, any lease or rental agreement in respect of which such Person's obligations as lessee under such lease or rental agreement, constitute obligations which shall have been or should be, in accordance with generally accepted accounting principles consistently applied, capitalized on the balance sheet of such Person.

      "CD Lending Office" means, with respect to any Bank, the office of such Bank specified as its "CD Lending Office" on Schedule 2.01 (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

      "Change of Control" means any of (a) the acquisition by any Person or two or more Persons (excluding underwriters in the course of their distribution of voting stock in an underwritten public offering) acting in concert, of beneficial ownership (within the meaning of Rule l3d-3 of the Securities and Exchange Commission) of 25% or more of the outstanding shares of voting stock of the Borrower, (b) 30% or more of the members of the Board of Directors of the Borrower on any date shall not have been (i) members of the Board of Directors of the Borrower on the date 12 months prior to such date or (ii) approved by Persons who constitute at least a majority of the members of the Board of Directors of the Borrower as constituted on the date 12 months prior to such date, (c) all or substantially all of the assets of the Borrower are sold in a single transaction or series or related transactions to any Person or (d) the Borrower merges or consolidates with or into any other Person, with the effect that immediately after such transaction the stockholders of the Borrower immediately prior to such transaction hold less than 75% of the total voting power entitled to vote in the election of directors, managers or trustees of the Person surviving such transaction.

     "Chase" means Chase Bank of Texas, National Association.

      "Commitment" means, as to any Bank, the amount of such Bank's Commitment set forth on Schedule 2.01, as such Commitment may be reduced or terminated pursuant to Section 2.04 or Section 7.01.

     "Commitment Percentage" means, as to any Bank, a percentage determined pursuant to the following formula: C / T) x 100 = CP; where C is such Bank's Commitment (without giving effect to any termination of the Commitments pursuant to Section 7.01), T is the Total Commitment (without giving effect to any termination of the Commitments pursuant to Section 7.01) and CP is such percentage.

     "Communications" has the meaning specified in Section 9.03.

     "Consolidated Subsidiary" means, as of any date, any Subsidiary of the Borrower that, in accordance with generally accepted accounting principles, would be included in the consolidated financial statements of the Borrower prepared as of such date.

      "Continuation Date", "Conversion Date" and "Continuation/Conversion Date" means, when used with respect to the Conversion or continuation of any group of Loans, (a) the date such Loans are to be (i) Converted into Loans of another Type or (ii) continued as Loans of the same Type, but with a different Interest Period, in each case pursuant to Section 2.02 or otherwise in accordance with Article II.

     "Continuation Notice" has the meaning specified in Section 2.02.

     "Conversion Notice" has the meaning specified in Section 2.02.

     "Convert," "Conversion" and "Converted" each refers to a conversion of Loans of one Type into Loans of another Type pursuant to Section 2.02 or otherwise in accordance with Article II.

       "Current Liabilities" means, as of any date, all liabilities (including, without limitation, accounts payable incurred for services rendered and property purchased in the ordinary course of business) which would be reflected as current liabilities on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared as of such date in accordance with generally accepted accounting principles consistently applied, but excluding current maturities of Funded Debt of the Borrower and its Consolidated Subsidiaries as of such date.

      "Debt" of any Person shall mean, without duplication: (a) any obligation of such Person for borrowed money, (b) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) any obligation of such Person for the deferred purchase price of any property or services, except accounts payable arising in the ordinary course of such Person's business that have been outstanding less than ninety (90) days since the date of the related invoice, (e) the present value (discounted at the implicit rate, if known, or ten percent (10%) per annum otherwise) of all Capital Leases of such Person, (f) any Derivative Obligations of such Person, (g) any reimbursement obligations of such Person in respect of drawings under a letter of credit or similar instrument, and (h) any indebtedness or obligations of others of the type described in clauses (a) through (g) that is Guaranteed by such Person or secured by a Lien on any asset of such Person.

      "Debt Rating" means the rating for senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

      "Default" means an event which with the giving of notice or the lapse of time or both could, unless cured or waived, become an Event of Default.

     "Default Rate" has the meaning specified in Section 2.06.

      "Derivative Obligations" means, with respect to any Person, payment obligations with respect to foreign exchange transactions and interest rate, currency and commodity swaps, caps, floors, collars, forward sale contracts, other similar obligations and combinations of the foregoing (collectively, "swaps"). For the purposes of this Agreement, the amount of any Derivative Obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that all swaps had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to any such swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

      "Distribution" means, in respect of any corporation, association or other business entity: (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business (except distributions in such stock or other equity interest); and (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

     "Dixie Note Purchase Agreement" shall mean the Note Purchase Agreement dated as of August 12, 1992 among Dixie Carriers, Inc., now called Kirby Inland Marine, Inc., and the note purchasers named therein, relating to Kirby Inland Marine's $50,000,000 8.22% Senior Notes due June 30, 2002.

     "Dollars" and "$" each means lawful money of the United States.

      "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" on Schedule 2.01, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

     "Duff & Phelps" means Duff & Phelps Credit Rating Co.

      "Effective Date" means October 12, 1999, which is the date on which the conditions to effectiveness set forth in Article III to this Agreement are first satisfied.

      "Eligible Assignee" means (a) any Bank or any Affiliate of any  Bank;
(b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000 and having deposits rated in either of the two highest generic letter rating categories (without regard to subcategories) from either Standard & Poor's Rating Group or Moody's Investors Service, Inc.; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $ 1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) any other financial institution approved by the Administrative Agent and the Syndication Agent.

      "Environmental Laws" means federal, state or local laws, rules or regulations, and any judicial, arbitral or administrative interpretations thereof, including, without limitation, any judicial, arbitral or administrative order, judgment, permit, approval, decision or determination pertaining to health, safety or the environment in effect at the time in question, including, without limitation, the Clean Air Act, as amended, the Oil Pollution Act of 1990, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act, as amended, the Resource Conservation and Recovery Act, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendment and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, comparable state and local laws, and other environmental conservation and protection laws.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

      "ERISA Affiliate" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower, (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above or (iv) other Person required to be aggregated with the Borrower or an ERISA Affiliate thereof, as defined above, pursuant to Section 414(o) of the Internal Revenue Code.

      "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Eurodollar Event" has the meaning specified in Section 2.12.

      "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" on
Schedule 2.01 (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

      "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in U.S. dollars are offered to the Administrative
Agent by prime banks in whatever Eurodollar interbank market may be selected by the Administrative Agent in its sole discretion, acting in good faith, on or about 9:00 a.m. (Houston time) (or as soon thereafter as practicable) two Business Days before the first day of such Interest
Period, and in accordance with the then existing practice in such Eurodollar interbank market for delivery of such deposits on the first day of such Interest Period in immediately available funds, in an amount substantially equal to the Eurodollar Rate Loan to be made by the Administrative Agent in its capacity as a Bank and comprising part of such Borrowing and for a period equal to such Interest Period.

     "Eurodollar Rate Borrowing" means a Borrowing consisting of Eurodollar Rate Loans.

      "Eurodollar Rate Loan" means a Loan that the Borrower has designated, or is deemed to have designated, as such in accordance with Article II.

      "Eurodollar Rate Reserve Percentage" means, as to any Bank for the Interest Period for any Eurodollar Rate Loan, the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

     "Events of Default" has the meaning specified in Section 7.01.

      "Excluded Affiliate" means (a) any Subsidiary of the Borrower other than a Consolidated Subsidiary, and (b) all Persons, other than Subsidiaries, in which the Borrower, directly or indirectly, owns or controls five percent (5%) or more of the equity interests of such Person.

      "Existing Credit Agreement" means the Credit Agreement dated as of September 19, 1997, by and among the Borrower, Chase Bank of Texas, National Association as Funds Administrator and Agent and the other banks therein named, as in effect on the date hereof.

      "Fair Market Value" shall mean (a) with respect to any asset (other than Dollars) the price at which a willing buyer would buy and a willing seller would sell such asset in an arms length transaction and (b) with respect to Dollars, the amount of such Dollars.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Fixed Charges" means, for any period, (without duplication) the sum of (a) all Interest Expense for such period, plus (b) the aggregate rentals paid by the Borrower and its Consolidated Subsidiaries (on a consolidated basis) under Capital Leases during such period, plus (c) all Capital Expenditures made by the Borrower and its Consolidated Subsidiaries during such period (excluding any Capital Expenditures made after the Effective Date for the expansion of such Person's fleet of marine barges, boats and other operating equipment, as opposed to the mere replacement of such Person's existing fleet of marine barges, boats and other operating equipment), plus (d) the aggregate amount of (i) all scheduled principal payments required or made during such period on account of Funded Debt that provides for scheduled principal payments prior to final maturity, (ii) in the case of any Funded Debt (other than Debt under revolving credit facilities) that has an original term in excess of three years and does not provide for scheduled principal payments prior to its final maturity, an amount equal to one-sixtieth (1/60th) per calendar quarter of the average outstanding principal balance thereof, provided, however, that to the extent such Funded Debt is attributable to a Guaranty by the Borrower or a Consolidated Subsidiary of a limited portion of any Debt of an Excluded Affiliate, the amount included in Fixed Charges pursuant to this clause (d) shall be limited to the Borrower's proportionate share of such Debt (based upon the amount so Guaranteed relative to the total amount of such Debt).

     "Fixed Rate" means the Adjusted CD Rate or the Eurodollar Rate.

      "Fixed Rate Borrowing" means an Adjusted CD Rate Borrowing or a Eurodollar Rate Borrowing.

      "Fixed Rate Loan" means an Adjusted CD Rate Loan or a Eurodollar Rate
Loan.

     "Funded Debt" means, as of any date, the sum of the following: (a) all Debt of the Borrower and its Consolidated Subsidiaries on a consolidated basis as of such date, less (b) to the extent included in the amount described  in  clause (a), the sum of the following (without  duplication):
(i) all Current Liabilities (other than Current Liabilities that represent Debt for borrowed money or Capital Leases) on a consolidated basis as of such date, (ii) any Debt of any Consolidated Subsidiary in excess of the Borrower's proportionate share thereof (based on its direct or indirect equity interest therein), (iii) all other deferred long term liabilities that do not represent Debt for borrowed money or Capital Leases, including deferred compensation, deferred revenue and other deferred items classified as other liabilities of the Borrower and its Consolidated Subsidiaries on a consolidated basis as of such date, and (iv) all Derivative Obligations of the Borrower and its Consolidated Subsidiaries as of such date; plus (c) to the extent not otherwise included in the amount described in clause (a), the sum of the following (without duplication): (1) all Debt of the Borrower and its Consolidated Subsidiaries outstanding under a revolving credit or similar agreement, (ii) the present value (discounted at the implicit rate, if known, or ten percent (10%) per annum otherwise) of all obligations in respect of Capital Leases of the Borrower and its Consolidated Subsidiaries, and (iii) all obligations of the Borrower and its Consolidated Subsidiaries under Guaranties of Debt.

      "Governmental Authority" means any nation or government, any federal, state, province, city, town, municipality, county, local or other political subdivision thereof or thereto and any court, tribunal, department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guaranties" means, as to any Person, all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or, in effect, guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including all obligations incurred through an Agreement, contingent or otherwise, by such Person: (a) to purchase such Debt or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Debt or (ii) to maintain working capital or other balance sheet conditions or otherwise to advance or make available funds for the purchase or payment of such Debt, (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Debt of the ability of the primary obligor to make payment of the Debt or (d) otherwise to assure the owner of the Debt of the primary obligor against loss in respect thereof.

      "Hazardous Materials" means any pollutant, contaminant, solid waste, asbestos, petroleum product, crude oil or a fraction thereof, any toxic or hazardous substance, material or waste, any flammable, explosive or radioactive material, any chemical which causes cancer or reproductive effects, or any other material or substance not mentioned above which is regulated under any Environmental Law.

     "Highest Lawful Rate" means, as to any Bank, at the particular time in question, the maximum nonusurious rate of interest which, under applicable law, such Bank is then permitted to charge the Borrower on the Loans or the other obligations of the Borrower under the Loan Documents, and as to any other Person, at the particular time in question, the maximum nonusurious rate of interest which, under applicable law, such Person is then permitted to charge with respect to the obligation in question. If the maximum rate of interest which, under applicable law, the Banks are permitted to charge the Borrower on the Loans or the other obligations of the Borrower under the Loan Documents shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Borrower or any other Person.

      "Hollywood Marine Merger" means the merger of Hollywood Marine, Inc. with and into Kirby Inland Marine pursuant to the Agreement and Plan of Merger dated July 28, 1999 by and among the Borrower, Kirby Inland Marine, Hollywood Marine, Inc. and the shareholders of Hollywood Marine, Inc.

      "Hostile Acquisition" shall mean any transaction or series of transactions in which the Borrower or any of its Subsidiaries, directly or indirectly, purchases or acquires, or offers to purchase or acquire, an aggregate of five percent (5%) or more of the equity securities or controlling interest of any Person, for any type of consideration, without the prior written consent of such Person's Board of Directors or other controlling body.

      "Interest Expense" means, for any period, the aggregate of all interest expense deducted in the calculation of the Net Income of the Borrower for such period, determined in accordance with generally accepted accounting principles.

      "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted in full into another Type of Loan, provided, however, that if any Interest Period for an Adjusted CD Rate Loan or Eurodollar Rate Loan exceeds 90 days or three months, respectively, the date that falls 90 days or three months (as the case may be) after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

      "Interest Period" means, for each Loan comprising part of the same Borrowing, the period commencing on the date of such Loan or the date of the Conversion of such Loan, as applicable, and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be (a) in the case of an Adjusted CD Rate Loan, 30, 60, 90 or 180 days, (b) in the case of a Base Rate Loan, a period ending on the Maturity Date, and (c) in the case of a Eurodollar Rate Loan, 1, 2, 3 or 6 months; provided, however, that:

                (i) the Borrower may not select any Interest Period for a Loan that ends after the Maturity Date;

                (ii) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

               (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Loan, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                (iv) no Interest Period shall extend beyond the Final Maturity Date; and

                (v) after the Revolving Termination Date, the aggregate principal amount of Loans represented by Base Rate Loans, Eurodollar Loans or Adjusted CD Rate Loans having Interest Periods that will expire on or before the due date of a scheduled principal payment shall equal or exceed the amount of such principal payment.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time (or any successor statute), and the regulations promulgated thereunder.

      "Investment" means any direct or indirect investment by one Person (the "investor") in another Person (the "investee"), including, without limitation, (a) any loan or advance, whether initially funded by the investor or acquired by the investor from a third party, (b) any acquisition of equity interests by the investor, whether directly from the investee or from a third party by way of share purchase, merger or otherwise, (c) any capital or other contribution to the investee, whether made in cash or other assets, or by contributing a promissory note payable by the investor to the investee, (d) any Guarantee by the investor of Debt of the investee, and (e) the Fair Market Value of any assets or services transferred to the investee less the Fair Market Value of any consideration received by the investor in exchange therefor; provided, however, that the term "Investment" shall not include undistributed earnings on an Investment; and the amount of an "Investment," for purposes of Section 6.08 hereof, shall be reduced by the amount of capital returned to the investor by the investee. The amount of any Investment that is made by transferring property other than Dollars shall be the Fair Market Value of the property so transferred.

      "Joint Letter" means the letter agreement dated October 1, 1999 among the Borrower, the Administrative Agent and the Syndication Agent.

      "Kirby Inland Marine" means Kirby Inland Marine, Inc., a Delaware corporation, formerly known as Dixie Carriers, Inc.

      "Lien" means, when used with respect to any Person, any mortgage, lien, charge, pledge, security interest or encumbrance of any kind (whether voluntary or involuntary, and whether imposed or created by operation of law or otherwise) upon, or pledge of, any of its property or assets, whether now owned or hereafter acquired, or any conditional sale agreement, Capital Lease or other title retention agreement.

     "Loan" has the meaning specified in Section 2.01.

       "Loan Documents" shall mean this Agreement, the Notes, the Administrative Agent's Fee Letter and all other agreements, instruments and documents, including, without limitation, security agreements, notes, warrants, guaranties, mortgages, deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, collateral assignments, letter agreements, contracts, notices, leases, amendments, financing statements, letter of credit applications and reimbursement agreements, and all other writings heretofore, now, or hereafter executed by or on behalf of the Borrower, any of its Affiliates or any other Person in connection with or relating to this Agreement, together with all agreements, instruments and documents referred to therein or contemplated thereby.

      "Majority Banks" means at any time Banks holding at least sixty six and two-thirds percent (66 2/3%) of the then aggregate unpaid principal amount of the Loans or, if no Loans are outstanding, Banks having Commitment Percentages in the aggregate equal to at least sixty six and two-thirds percent (66 2/3%).

      "Material Adverse Effect" means, as to any Person, a material adverse effect on (a) the business, property, assets, operations or condition, financial or otherwise, of such Person or (b) on the ability of such Person to perform its obligations under the Loan Documents to which it is a party or to consummate the transactions contemplated thereby; or (c) the legality, validity, binding effect or enforceability against such Person of any Loan Document.

     "Material Debt" means, as at any date, an amount equal to five percent (5 %) of the Borrower's Funded Debt as of such date.

       "Material Subsidiaries" means, collectively, each Consolidated Subsidiary of the Borrower that meets any of the following conditions: (a) the aggregate Investment of the Borrower and its other Consolidated Subsidiaries in such Consolidated Subsidiary exceeds five percent (5%) of the total assets of the Borrower and its Consolidated Subsidiaries as of the end of the most recently completed calendar year; or (b) the Borrower and its other Consolidated Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of such Consolidated Subsidiary exceeds five percent (5%) of the total assets of the Borrower and its Consolidated Subsidiaries as of the end of the most recently completed calendar year; or (c) the Borrower and its other Consolidated Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of such Consolidated Subsidiary exceeds five percent (5%) of Net Income for the most recently completed calendar year.

      "Maturity Date" means October 9, 2004 or the earlier termination in whole of the Commitments in accordance with the provisions of this Agreement.

      "Modified Net Cash Flow" means, for any period, (without duplication) the sum of (a) Net Cash Flow for such period plus (b) the amount of any current tax expense deducted from gross income in determining Net Cash Flow for such period, plus (c) to the extent not included in Net Cash Flow for such period by reason of clause (c) of the definition Adjusted Net Income, Net Cash Flow, adjusted in the manner described in clause (b) of this definition, for such period of any Person acquired by the Borrower or any of its Consolidated Subsidiaries during such period.

     "Moody's" means Moody's Investors Service, Inc.

      "Net Cash Flow" means, for any period, the sum of the following: (a) Adjusted Net Income for such period, plus (b) all non-cash charges (such as deferred taxes, depreciation expense and amortization of intangibles) which were deducted from gross income in determining Adjusted Net Income for such period, plus (c) the amount of Interest Expense which was deducted in the calculation of Adjusted Net Income for such period.

      "Net Income" means, for any period, the consolidated net earnings of the Borrower and its Consolidated Subsidiaries for such period, determined in accordance with generally accepted accounting principles.

      "Net Worth" means, as of any date, the total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared as of such date in accordance with generally accepted accounting principles.

     "Note" means a promissory note of the Borrower payable to the order of a Bank, in substantially the form of Exhibit C, evidencing the aggregate indebtedness of the Borrower to such Bank resulting from the Loans made by such Bank, together with all modifications, extensions, renewals and rearrangements thereof from time to time in effect.

     "Other Taxes" has the meaning specified in Section 2.10.

      "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

      "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or Governmental Authority.

      "Plan" means any employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code, and in respect of which the Borrower, or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA.

      "Quarterly Payment Date" means each of September 30, December 31, March 31 and June 30 of each year.

     "Register" has the meaning specified in Section 9.02.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof

      "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System (respecting borrowers who obtain margin credit) as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles).

      "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

      "Requirements of Environmental Laws" means the requirements of any applicable Environmental Law relating to or affecting the Borrower or any of its Subsidiaries or the condition or operation of such Person's business or its properties, both real and personal.

     "Requirements of Law" shall mean any federal, state or local law, rule or regulation, permit or other binding determination of any Governmental Authority.

      "Responsible Officer" means, as to any Person, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer of such Person, or any employee of such Person designated in writing as a Responsible Officer by the Chief Executive Officer of such Person.

      "Restricted Investment" means (a) any Investment by the Borrower or a Consolidated Subsidiary in an Excluded Affiliate and (b) any payment by the Company or any Consolidated Subsidiary of Debt of any Excluded Affiliate to the extent the Company or such Consolidated Subsidiary is not legally obligated to make such payment under the terms of such Debt.

     "Restricted Payment" means any Distribution in respect of the Borrower or any Subsidiary of the Borrower (other than on account of capital stock or other equity interests of a Subsidiary of the Borrower), including, without limitation, any Distribution resulting in the acquisition by the Borrower of securities which would constitute treasury stock. For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the fair market value of such property (as determined by good faith by the board of directors (or equivalent governing body) of the person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

     "Revolving Termination Date" means the earlier to occur of (a) October 9, 2000, and (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

      "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

      "Subsidiary" means, with respect to any Person, each other Person of which or in which such Person and its other Subsidiaries own, hold or control, directly or indirectly, securities or other ownership interests ` having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors of such other Person, or other persons performing similar functions for such Person, or, if there are no such directors or persons, having general voting power with respect to the activities of such Person, it being understood that the power to elect exactly 50% of the board of directors or such other persons does not constitute a "majority" as used herein. Unless the context otherwise requires, all references to a Subsidiary shall be considered to be references to Subsidiaries of the Borrower.

     "Substitution Event" has the meaning specified in Section 2.14.

      "Syndication Agent's Fee Letter" has the meaning specified in Section
2.09.

     "Taxes" has the meaning specified in Section 2.10.

      "Total Commitment" means an amount equal to the sum of the Banks' Commitments.

     "Transfer Notice" has the meaning specified in Section 9.02.

      "Type" means, with respect to any Loan, the type of interest rate applicable to such Loan pursuant to this Agreement, and refers to a Base Rate Loan or a Eurodollar Rate Loan, each of which shall be a "Type" of Loan.

      "Year 2000 Problem" means the inability of computers, as well as imbedded microchips in non-computing devices, to perform properly date-sensitive functions after December 31, 1999.

     "Year 2000 Program" has the meaning set forth in Section 4.16.

                               SCHEDULE 2.01

                  COMMITMENTS AND COMMITMENT PERCENTAGES

                 Bank                      Commitment        Commitment
                                                             Percentage
--------------------------------------  ---------------  ------------------
Bank of America, N.A.                    $39,000,000        19.5000000%

Chase Bank of Texas, National
     Association                          $9,000,000         4.5000000%

Bank One, Texas, N.A.                    $27,000,000        13.5000000%

First Union National Bank                $20,000,000        10.0000000%

Industrial Bank of Japan, Limited,
     New York Branch                     $20,000,000        10.0000000%

Wells Fargo Bank (Texas), National
     Association                         $20,000,000        10.0000000%

BankBoston, N.A.                         $15,000,000         7.5000000%

The Bank of Tokyo-Mitsubishi, Ltd.,
     Houston Agency                      $15,000,000         7.5000000%

Den norske Bank, ASA                     $15,000,000         7.5000000%

Hibernia National Bank                   $10,000,000         5.0000000%

Southwest Bank of Texas                  $10,000,000         5.0000000%

          TOTAL:                        $200,000,000            100%

ITEM 7    FINANCIAL STATEMENTS AND EXHIBITS

    (c)   Exhibits

    23.1  Consent of KPMG LLP

                                                     Exhibit 23.1

                      [KPMG LLP LETTERHEAD]


                  INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Hollywood Marine, Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-62116), (No. 33-56195) on Form S-3 and (No. 33-
681400),  (No. 2-67954), (No. 2-84789), (No. 33-57621), (No.  33-
57625) on Form S-8 of Kirby Corporation of our report dated March 15, 1999, with respect to the consolidated balance sheets of Hollywood Marine, Inc. and affiliated entities as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the Form 8-K of Kirby Corporation dated October 14, 1999.

KPMG LLP


Houston, Texas
October 14, 1999